Exhibit 10.1

ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated as of December 14, 2023
THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS OF ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC (“UNITS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (A) THE SECURITIES ACT, (B) ANY APPLICABLE STATE SECURITIES LAWS, (C) ANY OTHER APPLICABLE SECURITIES LAWS, AND (D) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of Ellington Financial Operating Partnership LLC (the “Company”) shall be effective as of 12:01 a.m. of this 14th day of December 2023, and is entered into by and among the undersigned parties.
RECITALS
WHEREAS, the Company was formed as a limited liability company under the laws of the State of Delaware on December 14, 2012 pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware;
WHEREAS, EMG Holdings, L.P., a Delaware limited partnership, and Ellington Financial Inc. (f/k/a Ellington Financial LLC), a Delaware corporation (“EFC”), entered into that certain Limited Liability Company Operating Agreement of the Company dated as of January 1, 2013 (as amended by that certain First Amendment to the Limited Liability Company Operating Agreement dated as of October 22, 2019, the Second Amendment to the Limited Liability Company Operating Agreement dated as of December 10, 2021, the Third Amendment to the Limited Liability Company Operating Agreement dated as of January 20, 2022 and the Fourth Amendment to the Limited Liability Company Operating Agreement dated as of February 3, 2023, the “Original Agreement”);
WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of May 29, 2023 (the “Merger Agreement”) by and among EFC, EF Merger Sub Inc., a Virginia corporation and wholly-owned subsidiary of EFC (“Merger Sub”), Arlington Asset Investment Corp., a Virginia corporation (“Arlington”), and, solely for the limited purposes set forth in the Merger Agreement, Ellington Financial Management LLC, a Delaware limited liability company (the “Manager”), Arlington will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (such surviving corporation, the “Surviving Corporation,” and such transaction, the “Merger”);
WHEREAS, pursuant to the Merger Agreement, (i) each share of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share, of Arlington issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive one share of newly designated 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share, of EFC (“Series D Preferred Stock”) and (ii) each share of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, of Arlington issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive one share of newly designated 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC (“Series E Preferred Stock”);
WHEREAS, in connection with the issuance of 379,668 shares of Series D Preferred Stock and 957,133 shares of Series E Preferred Stock in the Merger, the parties hereto desire to reflect the authorization of 379,668 Series D Preferred Units (as defined below) and 957,133 Series E Preferred Units (as defined below);
WHEREAS, pursuant to that certain Contribution Agreement dated as of the effective date of this Agreement, but subsequent to the effectiveness of this Agreement, the Surviving Corporation will be contributed to the Company (the “Contribution”) in exchange for Common Units (as hereinafter defined); and
WHEREAS, in contemplation of the Merger and the Contribution, the parties hereto desire to amend and restate the Original Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
THE LIMITED LIABILITY COMPANY
1.1Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A hereto.
1.2Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”) by the execution, delivery and filing of a Certificate of Formation described in Section 18-201 of the Act (the “Certificate of Formation”) with the Office of the Secretary of State of Delaware. The rights and liabilities of the Members (as hereinafter defined) shall be as provided under the Act, the Certificate of Formation and this Agreement.
1.3Name. The name of the Company shall be “Ellington Financial Operating Partnership LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
1.4Purpose; Powers.
(a)The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Board may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that, except if the Board determines otherwise, such activities shall be limited to and conducted in such a manner as to not require the Company to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to cause the Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
(b)The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.4 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board pursuant to Article III hereof.
1.5Term. Except if the Company is sooner dissolved as provided herein, the term of the Company shall continue in full force and effect until the Company is dissolved and liquidated pursuant to the terms and conditions of Article VII and Article VIII hereof and the Certificate of Formation is canceled as provided in the Act.
1.6Principal Business Office. The principal business office of the Company shall be located at c/o Ellington Financial Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870, or at such other location as may hereafter be determined by the Board. The Company may maintain such other offices at such other places as the Board deems advisable.
1.7Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Cogency Global Inc., 50 New Burton Road, Suite 201, Dover, Delaware 19904. At any time, the Board may designate another registered office for the Company.
1.8Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is Cogency Global Inc. At any time, the Board may designate another registered agent for the Company.

1.9Title to Company Property. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Members individually. The membership Units of the Members shall constitute personal property.
1.10Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement purposes shall end on December 31 unless, for U.S. federal income tax purposes, another year is required. The Board shall have the power to change the Fiscal Year by a duly adopted resolution.
1.11Power of Attorney. Each Member who accepts Units is deemed to irrevocably appoint the Board as its true and lawful attorney-in-fact, who may act for each Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments, including without limitation, any and all amendments and restatements of this Agreement as may be deemed necessary or desirable by the Board to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Member, or the Transfer (as hereinafter defined) by the Member of any part or all of its Membership Interest (as hereinafter defined).

ARTICLE II
THE MEMBERS
2.1The Members. As of the effective date of this Agreement, the Company shall have three classes of Units entitled “Common Units,” “LTIP Units” and “Preferred Units,” which, as of immediately following the Merger and the Contribution, will have been issued to the Members in the amounts set forth opposite such Member’s name on Schedule A hereto. As of the date hereof, the Members are those listed on Schedule A attached hereto, which includes the addresses of such Members and the Units owned by each of them. The Units issued to the Members shall represent valid Membership Interests in the Company. The Units are subject to the restrictions on Transfer set forth in Article X hereof and, except as set forth in a written agreement between the Company and a Member with respect to Units held by such Member, no Members will have registration rights with respect to their Units.
2.2Admission of New Members. New members shall be admitted only upon approval of the Board, subject in all cases to Section 3.3 hereof, Article X hereof and the other terms and conditions of this Agreement, and upon execution of a counterpart signature page to this Agreement. The Company shall have the authority to amend and update Schedule A from time to time to reflect changes in the Members.
2.3Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. If, notwithstanding the terms of this Agreement, it is determined under applicable Law (as hereinafter defined) that any Member has received a distribution which is required to be returned to or for the account of the Company or Company creditors, then the obligation under applicable Law of any Member to return all or part of a distribution made to such Member shall be the obligation of such Member and not of any other Member. To the fullest extent permitted by Law, no Member shall have any fiduciary duty, or any other duty or liability (except as expressly provided herein), to the Company or any other Member; provided, however that each Member shall be subject to the implied contractual covenant of good faith and fair dealing.

ARTICLE III
MANAGEMENT BY THE BOARD; COMPANY OBLIGATIONS
3.1Management.
(a)The business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board”), to whom, subject to the limitations set forth in this Agreement and as otherwise required by the Act, the Members hereby delegate, and in which is vested, the full, exclusive and complete power, authority and discretion to manage and control the administration, affairs and operations of the Company. Each member of the Board shall be a “manager” of the Company as defined in Section 18-101(12) of the Act.
(b)Unless explicitly provided otherwise in this Agreement, the Board shall have the power, right and authority on behalf and in the name of the Company and its Subsidiaries (as hereinafter defined) to carry out any and all of the objects and purposes of the Company and its Subsidiaries and to perform all acts which the Board, in its sole discretion, may deem necessary or desirable. Decisions or actions taken by the Board in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company. Except as expressly provided for herein, including Section 3.3 hereof, the Members shall not participate in, or take part in the control of, the business of the Company, and shall have no right or authority to act for or bind the Company.
3.2Board of Managers.
(a)Size and Appointments. The Board shall consist of three (3) members, each of whom shall be appointed by the consent of a Majority in Interest (as hereinafter defined). Each member of the Board shall be an officer of EFC and employee of Ellington Management Group, L.L.C. The initial members of the Board are set forth on Exhibit D. Each member of the Board shall hold office until a successor is duly designated by the consent of a Majority in Interest. In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any member of the Board in accordance with this Agreement, such vacancy shall be filled only by the consent of a Majority in Interest.
(b)Removal. A member of the Board may be removed or replaced at any time with or without cause by the consent of a Majority in Interest.
(c)Resignation. Any member of the Board may resign by delivering a written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt of such resignation by the Board or at such later date designated therein.
(d)Quorum; Required Vote for Board Action. A majority of all members of the Board, either present (in person or by teleconference) or by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the members of the Board present may adjourn the meeting without further notice. Except as otherwise provided by the Act, applicable law or in this Agreement, the act of a majority of the members of the Board present at a meeting at which a quorum is present shall be the act of the Board. The members of the Board present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board to leave less than a quorum.
(e)Place of Meetings; Order of Business. The Board may hold its meetings in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.
(f)Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required if held at the times and places set forth in the relevant resolution and such resolution has been provided to each member of the Board.
(g)Special Meetings. Special meetings of the Board may be called by any member of the Board on at least 24 hours personal, written or electronic notice to each other member of the Board, which notice must include appropriate dial-in information to permit each member of the Board to participate in such meeting by means of telephone conference. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by the Act.

(h)Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
(i)Telephonic Conference Meeting. Subject to the requirement for notice of meetings, members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Person (as hereinafter defined) participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(j)Waiver of Notice Through Attendance. Attendance of a member of the Board at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such member of the Board attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other members of the Board at such meeting of such purpose.
(k)Reliance on Books, Reports and Records. Each member of the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers (if any) or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company. Furthermore, each member of the Board (in such Person’s capacity as a member of the Board) may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by such member of the Board to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such member of the Board engaged in bad faith, fraud or willful or intentional misconduct or criminal wrongdoing.
(l)Committees. The Board may establish one or more committees of the Board, which shall consist of one or more members of the Board, and may delegate any of its responsibilities to such committees, except as prohibited by the Act or otherwise by applicable law. A majority of any committee, either present (in person or by teleconference) or by proxy, shall constitute a quorum for the transaction of business of such committee. Except as otherwise provided by the Act, applicable law or in this Agreement, the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of such committee. A majority of the members of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.
(m)Costs and Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with their participation in meetings of the Board (and committees thereof) and attending to the business of the Company.
3.3Officers and Related Persons. The Board shall have the authority to (i) appoint and terminate officers of the Company, including, but not limited to, a chief executive officer, a president, one or more chief investment officers, a chief financial officer, a chief accounting officer, a controller, one or more vice presidents (each of whom may be designated as an executive vice president, a senior vice president or a vice president with a particular area of responsibility), a treasurer, a general counsel, one or more assistant treasurers, a secretary and one or more assistant secretaries, and such other officers as the Board deems appropriate, each of which shall have such rights, powers and authority as the Board may, in its sole discretion, from time to time delegate to any such officer, and (ii) retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. The initial officers of the Company shall be the persons set forth on Exhibit E.
3.4Company Obligations.
(a)The members of the Board shall not be compensated for their service as members of the Board (except as set forth in Section 3.2(m) hereof).
(b)All Administrative Expenses (as hereinafter defined) shall be obligations of the Company, and EFC shall be entitled to reimbursement by the Company for any expenditure (including Administrative Expenses) incurred by EFC that has been made other than out of the funds of the Company. All reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on the Company’s behalf, and not as expenses of EFC.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1Capital Contributions. Each Member has made or is deemed to have made a capital contribution to the Company in exchange for the Units set forth opposite such Member’s name on Schedule A hereto, as it may be amended or restated from time to time by the Company to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions (as hereinafter defined), the issuance of additional Units or similar events having an effect on a Member’s ownership of Units.
4.2Additional Capital Contributions and Issuances of Additional Units. Except as provided in this Section 4.2 or in Section 4.3 hereof, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company. EFC may contribute additional capital to the Company, from time to time, and receive additional Membership Interests, in the form of Units, in respect thereof, in the manner contemplated in this Section 4.2.
(a)Issuances of Additional Units.
(i)General. As of the effective date of this Agreement, the Company shall have three classes of Units, entitled “Common Units,” “LTIP Units” and “Preferred Units.” The Board is hereby authorized to cause the Company to issue such additional Membership Interests, in the form of Units, for any Company purpose at any time or from time to time to the Members or to other Persons for such consideration and on such terms and conditions as shall be established by the Board in its sole and absolute discretion, all without the approval of the Members. The Board’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Units are validly issued and fully paid. Any additional Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Units held by the Members, all as shall be determined by the Board in its sole and absolute discretion and without the approval of the Members, subject to Delaware law that cannot be preempted by the terms hereof, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in the Company’s distributions; and (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Company; provided, that no additional Units shall be issued to EFC (or any direct or indirect wholly owned Subsidiary of EFC) unless:
(1)(A) the additional Units are issued in connection with an issuance of EFC Shares (as hereinafter defined), which EFC Shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to EFC (or any direct or indirect wholly owned Subsidiary of EFC) by the Company in accordance with this

Section 4.2(a)(i)(1) and (B) EFC (or any direct or indirect wholly owned Subsidiary of EFC) shall make a Capital Contribution to the Company in an amount equal to the cash consideration, if any, received by EFC from the issuance of such EFC Shares;
(2)the additional Units are issued in connection with an issuance of EFC Shares pursuant to a distribution declared by EFC, which EFC Shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to EFC (or any direct or indirect wholly owned Subsidiary of EFC) by the Company in accordance with this Section 4.2(a)(i)(2), provided that (A) if EFC allows the holders of its EFC Shares to elect whether to receive such distribution in EFC Shares or cash, the Company will give the other Members (excluding EFC or any direct or indirect Subsidiary of EFC) the same election to elect to receive (I) Units or cash or, (II) at the election of EFC, EFC Shares or cash, and (B) if the Company issues additional Units pursuant to this Section 4.2(a)(i)(2), then an amount of income equal to the value of the Units received will be allocated to those holders of Common Units that elect to receive additional Units;
(3)the additional Units are issued in exchange for property owned by EFC (or any direct or indirect wholly owned Subsidiary of EFC) with a fair market value, as determined by EFC, in good faith, equal to the value of the Units; or
(4)the additional Units are issued to all Members in proportion to their respective Percentage Interests (as hereinafter defined).
Without limiting the foregoing, the Board is expressly authorized to cause the Company to issue Units for less than fair market value, so long as the Board concludes in good faith that such issuance is in the best interests of the Company. Upon the issuance of any additional Units, the Company shall amend Schedule A as appropriate to reflect such issuance.
(ii)Upon Issuance of Additional Securities. EFC shall not issue any Additional Securities (as hereinafter defined) (other than EFC Shares issued in connection with an exchange pursuant to Section 11.1 hereof or EFC Shares issued in connection with a distribution as described in Section 4.2(a)(i)(2) hereof) or engage in any transaction that would cause an adjustment to the Conversion Factor (as hereinafter defined) or Rights (as hereinafter defined) other than to all holders of shares of Common Stock (as hereinafter defined), shares of Preferred Stock (as hereinafter defined) or New Securities (as hereinafter defined), as the case may be, unless (A) the Board shall cause the Company to issue to EFC (or any direct or indirect wholly owned Subsidiary of EFC) Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) EFC (or any direct or indirect wholly owned Subsidiary of EFC) contributes the proceeds, if any, from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Company; provided, that EFC is allowed to issue Additional Securities in connection with an acquisition of property to be held directly by EFC, but if and only if, such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors (as hereinafter defined). Without limiting the foregoing, EFC is expressly authorized to issue Additional Securities for less than fair market value, and the Board is authorized to cause the Company to issue to EFC (or any direct or indirect wholly owned Subsidiary of EFC) corresponding Units, so long as (x) the Board concludes in good faith that such issuance is in the best interests of the Company and (y) EFC (or any direct or indirect wholly owned Subsidiary of EFC) contributes all proceeds, if any, from such issuance to the Company, including without limitation, the issuance of shares of Common Stock and corresponding Units pursuant to (1) a share purchase or distribution reinvestment plan providing for purchases of shares of Common Stock at a discount from fair market value, (2) share awards and options that have an exercise price that is less than the fair market value of the shares of Common Stock, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the EFC Board of Directors (as hereinafter defined), or (3) the payment of the incentive fee pursuant to the Management Agreement (as hereinafter defined). For example, in the event EFC issues shares of Common Stock for a cash purchase price and EFC (or any direct or indirect wholly owned Subsidiary of EFC) contributes all of the proceeds of such issuance to the Company as required hereunder, EFC (or any direct or indirect wholly owned Subsidiary of EFC) shall be issued a number of additional Units equal to the product of (A) the number of such shares of Common Stock issued by EFC, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.
(b)Certain Contributions of Proceeds of Issuance of EFC Shares. In connection with any and all issuances of EFC Shares, EFC (or any direct or indirect wholly owned Subsidiary of EFC) shall make Capital Contributions to the Company of the proceeds therefrom (if any), provided that if the proceeds actually received and contributed by EFC (or any direct or indirect wholly owned Subsidiary of EFC) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then EFC (or any direct or indirect wholly owned Subsidiary of EFC) shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount, commissions, placement fees or other expenses paid by EFC, and the Company shall be deemed simultaneously to have reimbursed such discount, commissions, placement fees and expenses as an Administrative Expense for the benefit of the Company for purposes of Section 3.4 hereof.
(c)Repurchases of EFC Securities. If EFC shall repurchase shares of any class or series of Common Stock or Preferred Stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to EFC by the Company pursuant to Section 3.4 hereof and the Board shall cause the Company to redeem an equivalent number of Units of the appropriate class or series held by EFC (or any direct or indirect wholly owned Subsidiary of EFC) (which, in the case of shares of Common Stock, shall be a number equal to the quotient of the number of such shares of Common Stock divided by the Conversion Factor).
4.3Additional Funding.
(a)If the Board determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Board may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have EFC or any of its Affiliates (as hereinafter defined) provide such Additional Funds to the Company through loans or otherwise.
(b)Unless an EMGH Redemption Right Event (as hereinafter defined) has occurred, if EMGH (as hereinafter defined) has Transferred (other than to an EMGH Affiliate (as hereinafter defined)) any of its Common Units (including, for the avoidance of doubt, pursuant to the Redemption Right (as hereinafter defined)) and the Members other than EFC collectively own less than 0.2% of the outstanding Common Units and LTIP Units, then the Company may require EMGH or its designee to make additional contributions to the Company in exchange for additional Common Units in an amount sufficient for the Members other than EFC to own at least 0.2% of the outstanding Common Units and LTIP Units. If the Company exercises the right provided in the preceding sentence, Common Units will be issued to EMGH or its designee at a price equal to the net asset value of the Company divided by the number of Common Units and LTIP Units or at such other price agreed to by the Company and EMGH or its designee. Notwithstanding anything to the contrary contained herein, EFC shall not issue any shares of Common Stock in a public or private offering if the issuance of such shares of Common Stock and the contribution of the proceeds of such offering to the Company in exchange for Common Units pursuant to Section 4.2(b) hereof would allow the Company to exercise the right provided in the second preceding sentence, unless the Company shall offer to sell to EMGH or its designee, concurrent with the offering of shares of Common Stock and at a price per Common Unit equal to the lowest price per share of Common Stock issued in the offering, the number of Common Units that, when combined with the Common Units and LTIP Units owned by the Members other than EFC immediately prior to the offering, equals 0.2% or more of the outstanding Common Units and LTIP Units (immediately following completion of the offering).
4.4Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with Regulations (as hereinafter defined) Section 1.704-1(b)(2)(iv). If (i) a new or existing Member acquires an additional Membership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Company distributes to a Member more than a de minimis amount of Company property as consideration for a Membership Interest, (iii) the Company is liquidated within the meaning of

Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) the Company grants a Membership Interest (other than a de minimis Membership Interest) as consideration for the provision of services to or for the benefit of the Company to an existing Member acting in a Member capacity, or to a new Member acting in a Member capacity or in anticipation of being a Member, the Board shall revalue the property of the Company to its fair market value (as determined by the Board, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code (as hereinafter defined)) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that the Board may elect not to revalue the property of the Company in connection with the issuance of additional Units pursuant to Section 4.2 hereof to the extent it determines, in its sole and absolute discretion, that revaluing the property of the Company is not necessary or appropriate to reflect the relative economic interests of the Members. When the Company’s property is revalued by the Board, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 5.1 hereof if there were a taxable disposition of such property for its fair market value (as determined by the Board, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.5Percentage Interests. If the number of outstanding Common Units or LTIP Units increases or decreases during a taxable year, each Member’s Percentage Interest shall be adjusted by the Board effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units and LTIP Units held by such Member divided by the aggregate number of Common Units and LTIP Units, as applicable, outstanding after giving effect to such increase or decrease. If the Members’ Percentage Interests are adjusted pursuant to this Section 4.5, the Profits (as hereinafter defined) and Losses (as hereinafter defined) for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when that adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Board, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. In the event that there is an increase or decrease in the number of outstanding Units (other than Common Units and LTIP Units) during a taxable year, the Board shall have similar discretion, as provided in the preceding sentences of this Section 4.5, to allocate items of Profit and Loss between the part of the year ending on the day when that increase or decrease occurs and the part of the year beginning on the following day, and that allocation shall take into account the Members’ relative interests in those items of Profit and Loss before and after such increase or decrease.
4.6No Interest on Contributions. No Member shall be entitled to interest on its Capital Contribution.
4.7Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or former Member any part of such Member’s (or former Member’s) Capital Contribution for so long as the Company continues in existence.
4.8No Third-Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Law or in equity, it being understood and agreed that the provisions of this Agreement, except as provided in Article IX hereof, shall be solely for the benefit of, and may be enforced solely by, the parties to this Agreement and their respective permitted successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any other Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.
ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS
5.1Allocation of Profit and Loss.
(a)Profit. After giving effect to the special allocations set forth in Sections 5.1(c), (d), and (e) hereof, subject to Section 5.1(f) hereof, and except as set forth in Section 4.5 hereof, Profit of the Company for each Fiscal Year shall be allocated to the Members in accordance with their respective Percentage Interests.
(b)Loss. After giving effect to the special allocations set forth in Sections 5.1(c), (d), and (e) hereof, subject to Section 5.1(f) hereof, and except as set forth in Section 4.5 hereof, Loss of the Company for each Fiscal Year shall be allocated to the Members in accordance with their respective Percentage Interests.
(c)Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Company that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Members’ respective Percentage Interests, (ii) any expense of the Company that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain (as hereinafter defined) within the meaning of Regulations Section 1.704-2(f)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as hereinafter defined) within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Member’s share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Member’s Percentage Interest.
(d)Qualified Income Offset. If a Member receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member’s Capital Account that exceeds the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Member in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Member in an amount necessary to offset the income or gain previously allocated to such Member under this Section 5.1(d).
(e)Capital Account Deficits. Loss shall not be allocated to a Member to the extent that such allocation would cause a deficit in such Member’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the other Members. After the occurrence of an allocation of Loss to the other Members in accordance with this Section 5.1(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the other Members in an amount necessary to offset the Loss previously allocated to the other Members under this Section 5.1(e).

(f)Priority Allocations With Respect To Preferred Units. After giving effect to the allocations set forth in Sections 5.1(c), (d), and (e) hereof, but before giving effect to the allocations set forth in Sections 5.1(a) and 5.1(b) hereof, Net Profit (as hereinafter defined) shall be allocated to EFC in respect of its Series A Preferred Units (as hereinafter defined), Series B Preferred Units (as hereinafter defined), Series C Preferred Units (as hereinafter defined), Series D Preferred Units (as hereinafter defined) and Series E Preferred Units (as hereinafter defined) until the aggregate amount of Net Profit allocated to EFC under this Section 5.1(f) for the current and all prior years equals the cumulative cash distributions paid to EFC in respect of distributions for the current and all prior years or to the date of redemption. For purposes of this Section 5.1(f), “Net Profit” means the excess, if any, of the Company’s Profit over the Company’s Loss for any Fiscal Year or portion thereof (after giving effect to Section 5.1(g) hereof, if applicable). Notwithstanding anything to the contrary contained herein, in connection with the liquidation of the Company or the interest of a holder of Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units, and prior to making any other allocations of Profits or Losses, items of income and gain or deduction and loss shall first be allocated to EFC in respect of its Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units, in such amounts as is required to cause EFC’s adjusted Capital Account balance (taking into account any amounts EFC is obligated to contribute to the capital of the Company or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) to equal the amount EFC is entitled to receive pursuant to the provisions of Articles V and VI hereof minus EFC’s related share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, if any.
(g)LTIP Unit Catch-up. Immediately prior to a conversion of an LTIP Unit pursuant to Section 5.2(c) hereof, the LTIP Unitholder (as hereinafter defined) of such LTIP Unit shall be specially allocated items of Company gross income and gain for such Fiscal Year in an amount equal to the excess, if any, of (i) the EFC Capital Account Balance Per Common Unit (as hereinafter defined) over (ii) the Capital Account associated with the LTIP Unit that is to be converted. Immediately prior to (i) the occurrence of an Event of Dissolution (as hereinafter defined), or (ii) a sale of all or substantially of the Company’s assets, items of Company gross income and gain shall also be specially allocated to LTIP Unitholders in respect of all LTIP Units until the Capital Account balance of each LTIP Unit equals the EFC Capital Account Balance Per Common Unit at that time.
(h)Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(c), 5.1(d), 5.1(e), or 5.1(f) hereof. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Company, the Board shall have the authority to elect the method to be used by the Company for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Members.
(i)Allocations Between Transferor and Transferee. If a Member Transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such Fiscal Year shall be allocated between the transferor and the transferee Member either (i) as if the Fiscal Year had ended on the date of the Transfer, or (ii) based on the number of days of such Fiscal Year that each was a Member without regard to the results of Company activities in the respective portions of such Fiscal Year in which the transferor and the transferee were Members. The Board, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.
5.2LTIP Units.
(a)Allocations and Adjustments. Subject to the terms of the Incentive Plans (as hereinafter defined) and the applicable award agreement governing the award of the LTIP Units under the Incentive Plans (the “Award Agreement”), or as otherwise provided herein, each LTIP Unit shall have economic rights that are the equivalent of one Common Unit, including, without limitation, the Percentage Interest, rights to allocations and distributions pursuant to this Article V, provided, however, that, unless otherwise determined by the Board, the LTIP Units shall not be issued in consideration for cash, and, initially, shall have a Capital Account balance of zero. Upon the occurrence of any event that affects the Common Unit in such a way that an adjustment of outstanding LTIP Units is appropriate in order to prevent the dilution or enlargement of rights under the LTIP Units (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar transaction or event) (an “LTIP Adjustment Event”), then the Board shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. If more than one LTIP Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Adjustment Event as if all LTIP Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be LTIP Adjustment Events: (x) the issuance of Common Units in a financing, reorganization, acquisition or other similar business transaction, or (y) the issuance of Common Units pursuant to, or as a result of, any employee benefit or compensation plan or distribution reinvestment plan.
(b)Priority. Subject to the terms of the Incentive Plans and the applicable Award Agreement, or as otherwise provided herein, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions.
(c)Conversion of LTIP Units. Subject to the terms of the Incentive Plans and the applicable Award Agreement, or as otherwise provided herein, to the extent that an LTIP Unit is fully vested and no longer subject to forfeiture, the LTIP Unitholder of such LTIP Unit shall have the right (the “LTIP Conversion Right”), at his or her option, to convert the LTIP Unit into a Common Unit; provided, however, that a holder may not exercise the LTIP Conversion Right for less than 1,000 LTIP Units or, if such holder holds less than 1,000 LTIP Units, all of the vested LTIP Units held by such holder, and such holder must comply with all applicable procedures and policies as may be required by the Board to effect such conversion. Notwithstanding the foregoing, the Board shall have the right, but not the obligation, at any time to cause a conversion of LTIP Units into Common Units.
5.3Distribution of Cash.
(a)Subject to Sections 5.3(b) and 5.3(c) hereof and to the terms of any class or series of Units, the Company shall distribute cash at such times and in such amounts as are determined by the Board in its sole and absolute discretion, to the Members who are Members on the Company Record Date (as hereinafter defined) with respect to such quarter (or other distribution period) in proportion with their respective Common Units and LTIP Units on the Company Record Date.
(b)Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member (the “Distributable Amount”) equals or exceeds the Withheld Amount (as hereinafter defined), the entire Distributable Amount shall be treated as a distribution of cash to such Member, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Company Loan (as hereinafter defined) from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Company Loan shall be repaid upon the demand of the Company or, alternatively, through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee and any such distributions so withheld shall be deemed first to have been distributed to the applicable Member or assignee and then immediately repaid to the Company.
Any amounts treated as a Company Loan pursuant to this Section 5.3(b) shall bear interest at the lesser of (i) 300 basis points above the rate of interest per annum publicly announced from time to time by Citibank N.A. as its prime rate in effect at its principal office in New York City (as published from time to time in the Bloomberg Professional service ticker “PRBKCITI {Index}”), or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company is deemed to extend the loan until such loan is repaid in full.
(c)In no event may a Member receive a distribution of cash with respect to a Unit if such Member is entitled to receive the same cash distribution as the holder of record of a EFC Share for which all or part of such Unit has been or will be redeemed.
5.4No Right to Distributions in Kind. No Member shall be entitled to demand property other than cash in connection with any distributions by the Company.
5.5Limitations on Distributions. Notwithstanding any of the provisions of this Article V, the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.
5.6Distributions Upon Liquidation.
(a)Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans, any remaining assets of the Company shall be distributed to all Members with positive Capital Accounts in accordance with their respective positive Capital Account balances.
(b)For purposes of Section 5.6(a) hereof, the Capital Account of each Member shall be determined after all adjustments made in accordance with Sections 5.1, 5.2 and 5.3 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company’s assets.
(c)Any distributions pursuant to this Section 5.6 shall be made by the end of the Company’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the Board, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.7Substantial Economic Effect. It is the intent of the Members that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
5.8Distributions with Respect to Series A Preferred Units.
(a)Holders of the Series A Preferred Units are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions. The initial distribution rate for the Series A Preferred Units from and including the Series A Original Issue Date (as hereinafter defined) to, but excluding, October 30, 2024 (the “Series A Fixed Rate Period”) will be at the fixed rate equal to 6.750% per annum of the Base Liquidation Preference (as hereinafter defined) per unit. From and including October 30, 2024 (the “Series A Floating Rate Period”), distributions on the Series A Preferred Units will accumulate at a percentage of the Base Liquidation Preference equal to an annual floating rate of the Series A Three-Month LIBOR Rate (as hereinafter defined) plus a spread of 5.196% per annum. Distributions on the Series A Preferred Units shall accumulate daily and be cumulative from, and including, the Series A Original Issue Date and shall be payable quarterly in arrears on or about the 30th day of each January, April, July and October of each year (each, a “Series A Distribution Payment Date”), when and as declared; provided, that if any Series A Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Series A Distribution Payment Date may be paid on the next succeeding Business Day and no interest, additional distributions or other sums will accrue on the amount so payable for the period from and after such Series A Distribution Payment Date to such next succeeding Business Day. Distributions payable for any Series A Distribution Period (as hereinafter defined) during the Series A Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions payable for any Series A Distribution Period during the Series A Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed in such Series A Distribution Period. Distributions will be payable to holders of record as they appear in the transfer records of the Company for the Series A Preferred Units at the close of business on the applicable record date, which shall be no fewer than ten days and no more than 35 days prior to the applicable Series A Distribution Payment Date, as shall be fixed by the Board (each, a “Series A Distribution Record Date”). The distributions payable on any Series A Distribution Payment Date shall include distributions accumulated to, but excluding, such Series A Distribution Payment Date. No holder of any Series A Preferred Units shall be entitled to receive any distributions paid or payable on the Series A Preferred Units with a Series A Distribution Record Date before the date such Series A Preferred Units are issued.
(b)For each Series A Distribution Period during the Series A Floating Rate Period, LIBOR (the London interbank offered rate) (the “Series A Three-Month LIBOR Rate”) will be determined by the Board or a Calculation Agent (as hereinafter defined), as of the applicable Series A Distribution Determination Date (as hereinafter defined), in accordance with the following provisions:
(i)LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Series A Distribution Determination Date; or
(ii)if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Series A Distribution Determination Date, then the Board will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Board with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series A Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Series A Distribution Determination Date for the applicable Series A Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Board’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Series A Three-Month LIBOR Rate for such Series A Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Series A Three-Month LIBOR Rate for such Series A Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Series A Distribution Determination Date for such Series A Distribution Period by three nationally recognized banks in New York, New York selected by the Board, for loans in U.S. dollars to nationally recognized European banks (as selected by the Board), for a period of three months commencing on the first day of the applicable Series A Distribution Period. The rates quoted must be based on an amount that, in the Board’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, the Board will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day (as hereinafter defined) immediately preceding the first day of the applicable Series A Distribution Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to the Series A Three-Month LIBOR Rate for the then-current Series A Distribution Period, or, in the case of the first Series A Distribution Period in the Series A Floating Rate Period, the most recent distribution rate that would have been determined based on the last available Reuters Page LIBOR01 had the Series A Floating Rate Period been applicable prior to the first Series A Distribution Period in the Series A Floating Rate Period.

Notwithstanding the foregoing, if the Board determines on the relevant Series A Distribution Determination Date that LIBOR has been discontinued, then the Board will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to the Series A Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Series A Distribution Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with the Board, follow the steps specified in clause (b)(ii) of this Section 5.8 in order to determine the Series A Three-Month LIBOR Rate for the applicable Series A Distribution Period.
(c)No distributions on the Series A Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of EFC or the Company, including any agreement relating to any indebtedness of either of them, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(d)Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Units will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series A Preferred Units which may be in arrears, and holders of Series A Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 5.8(a) hereof. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series A Preferred Units.
(e)Except as provided in this Section 5.8(e), unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Series A Distribution Periods, (i) no distributions (other than in Junior Units (as hereinafter defined) shall be declared or paid or set apart for payment upon Junior Units or Parity Units (as hereinafter defined) and (ii) Junior Units or Parity Units shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Units or options, warrants or rights to purchase or subscribe for Junior Units). The foregoing will not, however, prevent the redemption, purchase or acquisition by EFC of shares of any class or series of EFC’s stock for the purpose of enforcing restrictions on transfer and ownership of EFC’s stock contained in the EFC Charter (as hereinafter defined), including in order to qualify and maintain EFC’s qualification as a real estate investment trust for U.S. federal income tax purposes, or the redemption, purchase or acquisition by EFC of Common Stock for purposes of and in compliance with any incentive or benefit plan of EFC.
(f)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any Parity Units, all distributions declared upon the Series A Preferred Units and any Parity Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and such Parity Units shall in all cases bear to each other the same ratio that accumulated distributions per Series A Preferred Unit and accumulated distributions per Parity Unit (which shall not include any accumulation in respect of undeclared and unpaid distributions for past Series A Distribution Periods if such units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units which may be in arrears.

5.9Distributions with Respect to Series B Preferred Units.
(a)Holders of the Series B Preferred Units are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions based on the Base Liquidation Preference of $25.00 per unit at a rate (the “Series B Distribution Rate”) equal to (i) from and including the Series B Original Issue Date (as hereinafter defined) to, but excluding, January 30, 2027 (the “Series B First Reset Date”), 6.250% per annum and (ii) from and including the Series B First Reset Date, during each Series B Reset Period (as hereinafter defined), the Five-Year Treasury Rate (as hereinafter defined) as of the most recent Series B Reset Distribution Determination Date (as hereinafter defined) plus 4.99% per annum. Distributions on the Series B Preferred Units shall accumulate daily and be cumulative from, and including, the Series B Original Issue Date and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “Series B Distribution Payment Date”), when and as declared; provided, however, that if any Series B Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on that Series B Distribution Payment Date may be paid, at the Company’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series B Distribution Payment Date, and no interest, additional distributions or other sums will accrue on the amount so payable for the period from such Series B Distribution Payment Date to such next succeeding Business Day. Distributions payable for any Series B Distribution Period (as hereinafter defined) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the transfer records of the Company for the Series B Preferred Units at the close of business on the applicable record date, which shall be no fewer than ten days and no more than 35 days prior to the applicable Series B Distribution Payment Date, as shall be fixed by the Board (each, a “Series B Distribution Record Date”). The distributions payable on any Series B Distribution Payment Date shall include distributions accumulated to, but excluding, such Series B Distribution Payment Date. The Five-Year Treasury Rate will be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Series B Reset Date (as hereinafter defined). If the Five-Year Treasury Rate for any Series B Distribution Period cannot be determined pursuant to the methods described in the definition of Five-Year Treasury Rate, the Series B Distribution Rate for such Series B Distribution Period will be the same as the Series B Distribution Rate determined for the immediately preceding Series B Distribution Period. No holder of any Series B Preferred Units shall be entitled to receive any distributions paid or payable on the Series B Preferred Units with a Series B Distribution Record Date before the date such Series B Preferred Units are issued.
(b)No distributions on the Series B Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of EFC or the Company, including any agreement relating to any indebtedness of either of them, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(c)Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Units will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears, and holders of Series B Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 5.9(a) hereof. Any distribution payment made on the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series B Preferred Units.
(d)Except as provided in this Section 5.9(d), unless full cumulative distributions on the Series B Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Series B Distribution Periods, (i) no distributions (other than in Junior Units) shall be declared or paid or set apart for payment upon Junior Units or Parity Units and (ii) Junior

Units or Parity Units shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Units or options, warrants or rights to purchase or subscribe for Junior Units). The foregoing will not, however, prevent the redemption, purchase or acquisition by EFC of shares of any class or series of EFC’s stock for the purpose of enforcing restrictions on transfer and ownership of EFC’s stock contained in the EFC Charter, including in order to qualify and maintain EFC’s qualification as a real estate investment trust for U.S. federal income tax purposes, or the redemption, purchase or acquisition by EFC of Common Stock for purposes of and in compliance with any incentive or benefit plan of EFC.
(e)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any Parity Units, all distributions declared upon the Series B Preferred Units and any Parity Units shall be declared pro rata so that the amount of distributions declared per Series B Preferred Unit and such Parity Units shall in all cases bear to each other the same ratio that accumulated distributions per Series B Preferred Unit and accumulated distributions per Parity Unit (which shall not include any accumulation in respect of undeclared and unpaid distributions for past Series B Distribution Periods if such units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears.
5.10Distributions with Respect to Series C Preferred Units.
(a)Holders of the Series C Preferred Units are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions based on the Base Liquidation Preference of $25.00 per unit at a rate (the “Series C Distribution Rate”) equal to (i) from and including the Series C Original Issue Date (as hereinafter defined) to, but excluding, April 30, 2028 (the “Series C First Reset Date”), 8.625% per annum and (ii) from and including the Series C First Reset Date, during each Series C Reset Period (as hereinafter defined), the Five-Year Treasury Rate as of the most recent Series C Reset Distribution Determination Date (as hereinafter defined) plus 5.13% per annum. Distributions on the Series C Preferred Units shall accumulate daily and be cumulative from, and including, the Series C Original Issue Date (as hereinafter defined) and shall be payable quarterly in arrears on or about the 30th day of January, April, July and October of each year (each, a “Series C Distribution Payment Date”), when and as declared; provided, however, that if any Series C Distribution Payment Date is not a Business Day then the distribution which would otherwise have been payable on that Series C Distribution Payment Date may be paid, at the Company’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series C Distribution Payment Date, and no interest, additional distributions or other sums will accrue on the amount so payable for the period from such Series C Distribution Payment Date to such next succeeding Business Day. Distributions payable for any Series C Distribution Period (as hereinafter defined) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the transfer records of the Company for the Series C Preferred Units at the close of business on the applicable record date, which shall be no fewer than ten days and no more than 35 days prior to the applicable Series C Distribution Payment Date, as shall be fixed by the Board (each, a “Series C Distribution Record Date”). The distributions payable on any Series C Distribution Payment Date shall include distributions accumulated to, but excluding, such Series C Distribution Payment Date. The Five-Year Treasury Rate will be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Series C Reset Date (as hereinafter defined). If the Five-Year Treasury Rate for any Series C Distribution Period cannot be determined pursuant to the methods described in the definition of Five-Year Treasury Rate, the Series C Distribution Rate for such Series C Distribution Period will be the same as the Series C Distribution Rate determined for the immediately preceding Series C Distribution Period. No holder of any Series C Preferred Units shall be entitled to receive any distributions paid or payable on the Series C Preferred Units with a Series C Distribution Record Date before the date such Series C Preferred Units are issued.
(b)Notwithstanding anything to the contrary contained in Section 5.10(a) hereof, if, following a Change of Control (as defined in the Series C Certificate of Designations (as hereinafter defined)), the

Common Stock Authorization (as defined in the Series C Certificate of Designations) has not occurred at or prior to the Change of Control and EFC has not exercised its option to redeem the Series C Preferred Stock (as hereinafter defined) pursuant to Section 6 of the Series C Certificate of Designations, the quarterly cumulative distribution rate shall be increased by three hundred (300) basis points per annum (such increased distribution rate, the “Special Distribution Rate”). Holders of Series C Preferred Units will be entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions from, and including, the first date on which the Change of Control has occurred at the Special Distribution Rate for so long as EFC has not exercised its option to redeem the Series C Preferred Stock pursuant to Section 6 of the Series C Certificate of Designations.
(c)No distributions on the Series C Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of EFC or the Company, including any agreement relating to any indebtedness of either of them, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(d)Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Units will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears, and holders of Series C Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 5.10(a) hereof. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series C Preferred Units.
(e)Except as provided in this Section 5.10(e), unless full cumulative distributions on the Series C Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Series C Distribution Periods, (i) no distributions (other than in Junior Units) shall be declared or paid or set apart for payment upon Junior Units or Parity Units and (ii) Junior Units or Parity Units shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Units or options, warrants or rights to purchase or subscribe for Junior Units). The foregoing will not, however, prevent the redemption, purchase or acquisition by EFC of shares of any class or series of EFC’s stock for the purpose of enforcing restrictions on transfer and ownership of EFC’s stock contained in the EFC Charter, including in order to qualify and maintain EFC’s qualification as a real estate investment trust for U.S. federal income tax purposes, or the redemption, purchase or acquisition by EFC of Common Stock for purposes of and in compliance with any incentive or benefit plan of EFC.
(f)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any Parity Units, all distributions declared upon the Series C Preferred Units and any Parity Units shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and such Parity Units shall in all cases bear to each other the same ratio that accumulated distributions per Series C Preferred Unit and accumulated distributions per Parity Unit (which shall not include any accumulation in respect of undeclared and unpaid distributions for past Series C Distribution Periods if such units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.
5.11Distributions with Respect to Series D Preferred Units.
(a)Holders of Series D Preferred Units are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions on the Base Liquidation Preference of $25.00 per unit at a rate of 7.00% per annum (equivalent to $1.75 per annum per unit). Distributions on the Series D Preferred Units shall accumulate daily and shall be cumulative from, and including, September 30, 2023 and shall be payable quarterly in arrears on the 30th day of each December, March, June and September (each, a “Series D Distribution Payment Date”), commencing on December 30, 2023; provided, that if any Series D Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series D Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series D Distribution Payment Date. No interest, additional distributions or other sums will accrue on the amount so payable for the period from and after such Series D Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series D Preferred Units, including distributions payable for any partial Series D Distribution Period (as hereinafter defined), will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear on the records of the Company at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Series D Distribution Payment Date, as shall be fixed by the Board. The distributions payable on any Series D Distribution Payment Date shall include distributions accumulated to, but not including, such Series D Distribution Payment Date.
(b)No distributions on the Series D Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of EFC or the Company, including any agreement relating to any indebtedness of either of them, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(c)Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Units will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 5.11(b) hereof at any time prohibit the current payment of distributions, (ii) whether or not the Company has earnings, (iii) whether or not there are funds legally available for the payment of those distributions, and (iv) whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series D Preferred Units which may be in arrears, and holders of Series D Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 5.11(a) hereof. Any distribution payment made on the Series D Preferred Units will first be credited against the earliest accumulated but unpaid distribution due with respect to the Series D Preferred Units.
(d) Except as provided in this Section 5.11(d), unless full cumulative distributions on the Series D Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Series D Distribution Periods, (i) no distributions (other than in Junior Units) shall be declared or paid or set apart for payment upon Junior Units or Parity Units, (ii) no other distribution shall be declared or made upon Junior Units or Parity Units, and (iii) Junior Units or Parity Units shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Units, or options, warrants or rights to purchase or subscribe for Junior Units, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Units and any other Parity Units); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by EFC of shares of any class or series of EFC’s stock for the purpose of enforcing restrictions on transfer and ownership of EFC’s stock contained in the EFC Charter, including in order to qualify and maintain EFC’s qualification as a real estate investment trust for U.S. federal income tax purposes, or the redemption, purchase or acquisition by EFC of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of EFC.
(e)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series D Preferred Units and any Parity Units, all distributions declared upon the Series D Preferred Units and any Parity Units shall be declared pro rata so that the amount of distributions declared per Series D Preferred Unit and such Parity Units shall in all cases bear to each other the same ratio that accumulated distributions per Series D Preferred Unit and accumulated distributions per Parity Unit (which shall not include any accumulation in respect of unpaid distributions for prior Series D Distribution Periods if any such units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units which may be in arrears.
5.12Distributions with Respect to Series E Preferred Units.
(a)Holders of the Series E Preferred Units are entitled to receive, when, as and if authorized by the Board and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions. The initial distribution rate for the Series E Preferred Units from, and including, September 30, 2023 to, but not including, March 30, 2024 (the “Series E Fixed Rate Period”), will be at the fixed rate equal to 8.250% per annum of the Base Liquidation Preference per unit (equivalent to $2.0625 per annum per unit). On and after March 30, 2024 (the “Series E Floating Rate Period”), distributions on the Series E Preferred Units will accumulate at a percentage of the Base Liquidation Preference equal to an annual floating rate of the Series E Three-Month LIBOR Rate (as hereinafter defined) plus a spread of 5.664%. Distributions on the Series E Preferred Units shall accumulate daily and be cumulative from, and including, September 30, 2023, and shall be payable quarterly in arrears on the 30th day of each March, June, September and December, commencing on December 30, 2023 (each, as may be modified as provided below, a “Series E Distribution Payment Date”). If any Series E Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series E Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series E Distribution Payment Date, and no interest, additional distributions or other sums will accrue on the amount so payable for the period from and after such Series E Distribution Payment Date to such next succeeding Business Day. Distributions payable on the Series E Preferred Units for the Series E Fixed Rate Period, including distributions payable for any partial Series E Distribution Period (as hereinafter defined), will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions payable on the Series E Preferred Units for the Series E Floating Rate Period, including distributions payable for any partial Series E Distribution Period, will be computed based on the actual number of days in a Series E Distribution Period and a 360-day year. Distributions will be payable to holders of record as they appear on the records of the Company for the Series E Preferred Units at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable Series E Distribution Payment Date, as shall be fixed by the Board. The distributions payable on any Series E Distribution Payment Date shall include distributions accumulated to, but not including, such Series E Distribution Payment Date.
(b)The “Series E Three-Month LIBOR Rate” shall be calculated for each Series E Distribution Period and means, on any Series E Distribution Determination Date (as hereinafter defined):
(i)the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Series E Distribution Determination Date; or
(ii)if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Series E Distribution Determination Date, then the Board will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Board with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series E Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Series E Distribution Determination Date for the applicable Series E Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Board’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Series E Three-Month LIBOR Rate for such Series E Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Series E Three-Month LIBOR Rate for such Series E Distribution Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Series E Distribution Determination Date for such Series E Distribution Period by three nationally recognized banks in New York, New York selected by the Board, for loans in U.S. dollars to nationally recognized European banks (as selected by the Board), for a period of three months commencing on the first day of such Series

E Distribution Period. The rates quoted must be based on an amount that, in the Board’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, the Board will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day immediately preceding the first day of the applicable Series E Distribution Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to the Series E Three-Month LIBOR Rate for the then current Series E Distribution Period, or, in the case of the first Series E Distribution Period in the Series E Floating Rate Period, the most recent distribution rate that would have been determined based on the last available Reuters Page LIBOR01 had the Series E Floating Rate Period been applicable prior to the first Series E Distribution Period in the Series E Floating Rate Period.
Notwithstanding the foregoing, if the Board determines on the relevant Series E Distribution Determination Date that the LIBOR base rate has been discontinued, then the Board will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to the Series E Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Series E Distribution Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with the Board, follow the steps specified in clause (b)(ii) of this Section 5.12 in order to determine the Series E Three-Month LIBOR Rate for the applicable Series E Distribution Period.
(c)No distributions on the Series E Preferred Units shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of EFC or the Company, including any agreement relating to any indebtedness of either of them, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
(d)Notwithstanding anything to the contrary contained herein, distributions on the Series E Preferred Units will accumulate (i) whether or not the terms and provisions of any laws or agreements referred to in Section 5.12(c) hereof at any time prohibit the current payment of distributions, (ii) whether or not the Company has earnings, (iii) whether or not there are funds legally available for the payment of those distributions, and (iv) whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series E Preferred Units which may be in arrears, and holders of Series E Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described in Section 5.12(a) hereof. Any distribution payment made on the Series E Preferred Units will first be credited against the earliest accumulated but unpaid distribution due with respect to the Series E Preferred Units.
(e)Except as provided in this Section 5.12(e), unless full cumulative distributions on the Series E Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Series E Distribution Periods, (i) no distributions (other than in Junior Units) shall be declared or paid or set apart for payment upon Junior Units or Parity Units, (ii) no other distribution shall be declared or made upon Junior Units or Parity Units, and (iii) Junior Units or Parity Units shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Units, or options, warrants or rights to purchase or subscribe for Junior Units, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Units and any other Parity Units); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition by EFC of shares of any class or series of EFC’s stock for the purpose of enforcing restrictions on transfer and ownership of EFC’s stock contained in the EFC Charter, including in order to qualify and maintain EFC’s qualification as a real estate investment trust for U.S. federal income tax purposes, or the redemption, purchase or acquisition by EFC of shares of Common Stock for purposes of and in compliance with any incentive or benefit plan of EFC.
(f)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series E Preferred Units and any Parity Units, all distributions declared upon the Series E Preferred Units and any Parity Units shall be declared pro rata so that the amount of distributions declared per Series E Preferred Unit and such Parity Units shall in all cases bear to each other the same ratio that accumulated distributions per Series E Preferred Unit and accumulated distributions per Parity Unit (which shall not include any accumulation in respect of unpaid distributions for prior Series E Distribution Periods if any such units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units which may be in arrears.
ARTICLE VI
TAX MATTERS
6.1Partnership for Tax Purposes. It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes. By accepting Units, each of the Members hereby consents to any election made by the Board on behalf of the Company to be treated as a partnership for U.S. federal income tax purposes (and any applicable state and local tax purposes).
6.2Partnership Representative.
(a) For taxable years beginning before January 1, 2018, Section 6.2 of this Agreement as in effect prior to February 3, 2023 shall apply.
(b)For taxable years beginning on or after January 1, 2018, the Manager shall be designated and shall act as the “partnership representative” pursuant to Section 6223 of the Code and any comparable state or local law with all of the rights, duties and powers provided for in Sections 6221 through 6241 of the Code and any comparable state or local law (the “Partnership Representative”). The Partnership Representative shall appoint on behalf of the Company a “designated individual” within the meaning of Regulations Section 301.6223-1(b)(3), and a designated individual so appointed shall be treated as, and shall have the authority to take any action that may be taken by and shall be subject to the requirements and obligations of, the Partnership Representative for purposes of this Section 6.2. Subject to the terms of this Agreement, and as authorized by the Board, the Partnership Representative shall represent and bind the Company in any audit or administrative proceeding conducted by any taxing authority, including, without limitation, subject to authorization by the Board, the power and authority (i) to make an election under Section 6223 (if available) or Section 6226 of the Code, and any Regulations promulgated in accordance therewith, (ii) to take, and to cause the Company to take, all actions necessary or convenient to give effect to such an election and (iii) to make use of, or cause the Company to make use of, any other options that are or may become available under applicable Code sections, Regulations or guidance. The provision relating to indemnification of the Indemnitees (as hereinafter defined) set forth in Section 9.1 hereof shall be fully applicable to the Partnership Representative in its capacity as such, and the Partnership Representative, in its capacity as such, shall be an Indemnitee for all purposes of this Agreement. Each Member agrees to be bound by the decisions and elections of the Partnership Representative and shall provide such information and cooperation as shall be reasonably requested by the Partnership Representative in connection with such actions, including to reduce the amount of the Company’s liability for any imputed underpayment in accordance with the procedures under Section 6225(c) of the Code and comparable state or local laws. To the extent that any taxes, penalties, and interest are payable by the Company in respect of an audit, the Partnership Representative shall allocate such amounts (and any expenses incurred by the Company in adjudicating or otherwise resolving such liability) to the Members to which such amounts are attributable, as authorized by the Board, and such amount shall be treated as provided under Section 5.3(b) hereof. A Member’s allocable share of any such amounts shall include amounts allocable to any prior owner(s) of such Member’s Membership Interest. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the liabilities and obligations of each Member under this Section 6.2 shall survive (i) any actual or deemed transfer of an interest in the Company by such Member, (ii) such Member ceasing to be a Member under this Agreement and (iii) the termination, dissolution, liquidation, cancellation, and winding up of the Company.
(c)All third party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting and/or law firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.
6.3Tax Elections.
(a)The determinations of the Board with respect to the Company’s treatment of any item or its allocation for U.S. federal, state or local tax purposes shall be binding upon all of the Members so long as such determination shall not be inconsistent with any express term hereof and provided that the Company’s accountants shall not have disagreed therewith. The Board shall seek to make (or refrain from making, as applicable) all appropriate elections and take (or refrain from taking, as applicable) all other appropriate actions to the extent required pursuant to Section 7701 of the Code (and the Regulations thereunder) for the Company to be classified as a “partnership” for U.S. federal income tax purposes and any applicable state and local tax purposes. The Board may, in its sole discretion, seek to make or revoke any tax election which the Board deems appropriate, including without limitation, an election pursuant to Section 754 of the Code. The Members acknowledge that (i) the Board does not anticipate making an election under Section 754 of the Code with respect to the Company now or at any time in the future and (ii) the Company has elected under Section 475(f) of the Code to mark to market the securities held by the Company for U.S. federal income tax purposes.
(b)The Members, intending to be legally bound, hereby authorize the Company to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Company transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Partnership Representative is authorized and directed to execute and file the Safe Harbor Election on behalf of the Company and the Members. The Company and the Members (including any person to whom an interest in the Company is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Company is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.
ARTICLE VII
EVENTS OF DISSOLUTION
7.1Events. The Company shall be dissolved upon the occurrence of any of the following events (each, an “Event of Dissolution”):
(a)Determination by the Board to dissolve the Company following the sale, Transfer or other disposition of all or substantially all of the assets of the Company;
(b)The unanimous vote of the Members to dissolve, wind up, and liquidate the Company; or

(c)A judicial dissolution of the Company under Section 18-802 of the Act.
7.2Continuation. No other events shall cause the dissolution of the Company.
ARTICLE VIII
LIQUIDATION AND TERMINATION
8.1Liquidation and Termination.
(a)In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up in an orderly fashion under the direction of the Board. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 5.6 hereof.
(b)Upon the completion of the distribution of the Company’s assets following liquidation, the Company shall be terminated and a Certificate of Cancellation shall be executed and filed by the Company in accordance with Section 18-203 of the Act.
ARTICLE IX
INDEMNIFICATION
9.1Indemnification and Advances.
(a)The Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 9.1(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 9.1(a). Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company.
(b)The Company shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9.1 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. To the fullest extent permitted by Law, expenses (including attorneys’ fees) incurred by any Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 9.1.
(c)The indemnification provided by this Section 9.1 shall be in addition to any other right to which an Indemnitee or other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(d)The Company may purchase and maintain insurance, as an expense of the Company, on behalf of the Indemnitees and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 9.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for any purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Company.
(f)In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)Any amendment modification or repeal of this Section 9.1 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Company under this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
9.2Liability of the Members of the Board and Officers of the Company.
(a)Notwithstanding anything to the contrary set forth in this Agreement, no member of the Board or officer of the Company (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Covered Person acted in good faith. To the fullest extent permitted by the Act, no Covered Person shall be in breach of any duty that such Covered Person may owe to the Members or the Company or any other Persons under this Agreement or of any duty stated or implied by law or equity, fiduciary or otherwise, provided the Covered Person, acting in good faith, abides by the terms of this Agreement.
(b)The Members expressly acknowledge that the Covered Persons are acting on behalf of the Company, the Members, EFC and EFC’s stockholders collectively, that the Covered Persons are under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members or the tax consequences of some, but not all, of the Members) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of EFC’s stockholders on the one hand and the Members (other than EFC) on the other, the applicable Covered Person shall endeavor in good faith to resolve the conflict in a manner not adverse to either EFC’s stockholders or the Members (other than EFC); provided, that for so long as EFC owns a controlling interest in the Company, any such conflict that such Covered Person, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either EFC’s stockholders or the Members (other than EFC) shall be resolved in favor of EFC’s stockholders. A Covered Person shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Members in connection with such decisions.

(c)Subject to the obligations and duties of the Board set forth in Section 3.1 hereof, the Board may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, including officers of the Company. The Board shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Person’s liability to the Company and the Members under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
ARTICLE X
TRANSFER OF MEMBERSHIP INTERESTS IN THE COMPANY
10.1Purchase for Investment. Subject to the provisions of Section 10.2 hereof, each Member agrees that such Member will not sell, assign or otherwise Transfer such Member’s Units or any fraction thereof, whether voluntarily or by operation of Law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Company set forth in Section 16.2 hereof.
10.2Restrictions on Transfer of Units.
(a)Subject to the provisions of Sections 10.2(b), 10.2(c), 10.3 and 11.1 hereof, no Member may offer, sell, assign, hypothecate, pledge or otherwise Transfer all or any portion of such Member’s Units, or any of such Member’s economic rights as a Member without the consent of the Board, which consent may be granted or withheld in the Board’s sole and absolute discretion; provided, that the term Transfer for purposes of this Section 10.2(a) does not include (a) any redemption of Common Units by the Company or EFC, or acquisition of Common Units by EFC, pursuant to Section 11.1 hereof or (b) any redemption of Units pursuant to the terms of such class or series of Units. The Board may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Company in connection therewith (including, but not limited to, cost of legal counsel).
(b)No Member may withdraw from the Company other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or a Transfer pursuant to Section 10.3 or 10.6 hereof) of all of such Member’s Units pursuant to this Article X or pursuant to a redemption of all of such Member’s Common Units pursuant to Section 11.1 hereof. Upon the permitted Transfer or redemption of all of a Member’s Common Units and LTIP Units, such Member shall cease to be a Member.
(c)No Member may effect a Transfer of its Units, in whole or in part, if, in the opinion of legal counsel for the Company, such proposed Transfer would require the registration of the Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(d)No Transfer by a Member of its Units, in whole or in part, may be made to any Person (including, for the avoidance of doubt, pursuant to the Redemption Right) if (i) in the opinion of legal counsel for the Company, such Transfer would result in the Company or EFC being treated as an association taxable as a corporation, (ii) in the opinion of legal counsel for the Company, such Transfer could cause any REIT Entity (as hereinafter defined) to fail to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code or (iii) in the opinion of legal counsel for the Company, such Transfer is reasonably likely to cause the Company or EFC to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code.
(e)No Transfer by a Member of its Units in whole or in part, may be made by any Person (including, for the avoidance of doubt, pursuant to the Redemption Right) if it would cause the Members, other than EFC, collectively to either (i) own less than 0.2% of the outstanding Common Units and LTIP Units or (ii) have a Capital Account balance with respect to their Common Units and LTIP Units of less than $500,000. The Board, in its sole and absolute discretion, may waive the restrictions in this Section 10.2(e) for any Member requesting a particular Transfer; provided, however, that (i) such requesting Member may require the Company to seek, at such requesting Member’s expense unless agreed otherwise by the Board, a written opinion from Company’s counsel concluding that waiving such restrictions for the requested Transfer should not materially adversely change the federal income tax consequences of the ownership of the Units for the other current and future Members or the ownership of EFC Shares for the current and future holders of EFC Shares, and (ii) upon receipt of such written opinion, the Board shall waive such restrictions for the requested Transfer.
(f)Notwithstanding the provisions of Section 10.2(a) hereof, EMGH may Transfer all or any portion of its Membership Interest to an Affiliate of EMGH; provided that such Person expressly agrees to assume all obligations and rights of EMGH hereunder (each such Affiliate that assumes all such obligations and rights of EMGH pursuant to this Section 10.2(f), an “EMGH Affiliate”).
(g)Any purported Transfer in contravention of any of the provisions of this Article X shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the Company.
(h)Prior to the consummation of any Transfer under this Article X, the transferor and/or the transferee shall deliver to the Company such opinions, certificates and other documents as the Board shall request in connection with such Transfer.
10.3Transfer of EFC’s Membership Interest.
(a)Notwithstanding the other provisions of this Article X, other than to one of its Affiliates, EFC shall not transfer all or any portion of its Membership Interests, except as provided in or in connection with a transaction contemplated by Section 10.3(b), 10.3(c) or 10.3(d) hereof.
(b)Except as otherwise provided in Section 10.3(c) or 10.3(d) hereof, EFC shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in EFC’s state of organization or organizational form), in each case which results in a change of control of EFC (a “Transaction”), unless at least one of the following conditions is met:
(i)the consent of a Majority in Interest (other than EFC or EMGH) is obtained and the Survivor (as hereinafter defined) expressly agrees to assume all obligations of EFC hereunder; provided, however, that this Section 10.3(b)(i) shall not apply at any time that 100% of the Membership Interests are owned by EFC and EMGH and/or Affiliates of EMGH;
(ii)as a result of such Transaction, each holder of Units (other than holders of Preferred Units, EFC and any Subsidiary of EFC) will receive, or have the right to receive, for each Unit an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Board in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one share of Common Stock in consideration of one share of Common Stock, provided that if, in connection with such Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of Units (other than holders of Preferred Units, EFC and any Subsidiary of EFC) shall be given the option to exchange its Units for an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Board in good faith, to the greatest amount of cash, securities or other property that such Member would have received had it (A) exercised its Redemption Right pursuant to Section 11.1 hereof and (B) sold, tendered or exchanged pursuant to the Offer the shares of Common Stock received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or
(iii)EFC is the surviving entity in the Transaction and either (A) the holders of EFC Shares do not receive cash, securities or other property in the Transaction or (B) all holders of Units (other than holders of Preferred Units, EFC and any Subsidiary of EFC) receive for each Unit an amount of cash, securities or other property (expressed as an amount per share of Common Stock) equal or substantially equivalent in value, as determined by the Board in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per share of Common Stock) received in the Transaction by any holder of shares of Common Stock.
(c)Notwithstanding Section 10.3(b) hereof, EFC may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Units held directly or indirectly by EFC, are contributed, directly or indirectly, to the Company as a Capital Contribution in exchange for Units, or for economically equivalent partnership interests issued by a Subsidiary Partnership (as hereinafter defined) established at the direction of the EFC Board of Directors, with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of EFC hereunder. Upon such contribution and assumption, the Company shall have the right and duty to amend this Agreement as set forth in this Section 10.3(c). The Company shall in good faith arrive at a new method for the calculation of the Cash Amount (as hereinafter defined), the EFC Shares Amount (as hereinafter defined) and Conversion Factor for a Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of shares of Common Stock or options, warrants or other rights relating thereto, and which a holder of Units could have acquired had such Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Company also shall in good faith modify the definition of Common Stock and make such amendments to Section 11.1 hereof so as to approximate the existing rights and obligations set forth in Section 11.1 hereof as closely as reasonably possible. The above provisions of this Section 10.3(c) shall similarly apply to successive mergers or consolidations permitted hereunder.
(d)Notwithstanding anything in this Article X,
(i)EFC may transfer all or any portion of its Membership Interest to (A) any wholly owned Subsidiary of EFC or (B) one Person if that one Person owns 100% of the ownership interests of EFC; provided that, in each case, such Person expressly agrees to assume all obligations of EFC hereunder; and
(ii)EFC may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the EFC Shares are listed or traded.
10.4Admission of Substitute Member.
(a)Subject to the other provisions of this Article X, an assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) shall be deemed admitted as a Member of the Company only with the consent of the Board, which consent may be given or withheld by the Board in its sole and absolute discretion, and upon the satisfactory completion of the following:
(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the Board may require in order to effect the admission of such Person as a Member.
(ii)The assignee shall have delivered a letter containing the representations and warranties set forth in Section 16.2 hereof.
(iii)If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the Company with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement.

(iv)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 1.11 hereof.
(v)The assignee shall have paid all legal fees and other expenses of the Company and filing and publication costs in connection with its substitution as a Member.
(vi)The assignee shall have obtained the prior written consent of the Board to its admission as a Substitute Member (as hereinafter defined), which consent may be given or denied in the exercise of the Board’s sole and absolute discretion.
(b)For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member on the later of the date specified in the Transfer documents or the date on which the Company has received all necessary instruments of Transfer and substitution.
(c)The Company and the Substitute Member shall cooperate with each other by preparing the documentation required by this Section 10.4 and making all official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article X to the admission of such Person as a Member of the Company.
(d)For the avoidance of confusion, an assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) that results from a Transaction set forth in Section 10.3 hereof, shall be deemed admitted as a Member upon the closing of the Transaction and the satisfaction of the provisions of Section 10.3 hereof.
10.5Rights of Assignees of Units.
(a)Subject to the provisions of Sections 10.1, 10.2 and 10.3 hereof, except as required by operation of Law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Units until the Company has received notice thereof.
(b)Any Person who is the assignee of all or any portion of a Member’s Units, but does not become a Substitute Member and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of its Units.
10.6Effect of Bankruptcy, Death, Incompetence or Termination of a Member. The occurrence of an Event of Bankruptcy (as hereinafter defined) as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of such Member’s estate or, if such Member dies, such Member’s executor, administrator or trustee, or, if such Member is finally adjudicated incompetent, such Member’s committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing such Member’s estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of such Member’s Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.
10.7Joint Ownership of Units. A Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Unit shall be required to constitute the action of the owners of such Unit; provided, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable Laws of the state of residence of such joint owners. Upon the death of one owner of a Unit held in a joint tenancy with a right of survivorship, the Unit shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly held Unit until it shall have received certificated notice of such death. Upon notice to the Company from either owner, the Company shall cause the Unit to be divided into two equal Units, which shall thereafter be owned separately by each of the former joint owners.
ARTICLE XI
REDEMPTION RIGHT
11.1Redemption Right.
(a)Except as set forth in the sentence that immediately follows this sentence and Section 11.1(g) hereof and subject to Section 11.1(c) hereof and the provisions of any agreement between the Company and one or more Members, beginning on the date that is 12 months after the date of issuance of any Common Units, each Member (other than EFC or any direct or indirect wholly owned Subsidiary of EFC) shall have the right (the “Redemption Right”) to require the Company to redeem on a Specified Redemption Date (as hereinafter defined) all or a portion of such Member’s Common Units at a redemption price equal to and in the form of the Cash Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached hereto as Exhibit B delivered to the Company (with a copy to EFC) by the Member who is exercising the Redemption Right (the “Redeeming Member”), and such notice shall be irrevocable unless otherwise agreed upon by the Board. No Member may deliver more than one Notice of Redemption during each calendar quarter unless otherwise agreed upon by the Board. A Member may not exercise the Redemption Right for less than one thousand (1,000) Common Units or, if such Member holds less than one thousand (1,000) Common Units, all of the Common Units held by such Member. The Redeeming Member shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the Company Record Date for such distribution is on or after the Specified Redemption Date.
(b)Notwithstanding the provisions of Section 11.1(a) hereof, if a Member exercises the Redemption Right by delivering to the Company a Notice of Redemption, then EFC may, in its sole and absolute discretion, elect to purchase directly and acquire some or all of, and in such event EFC agrees to purchase and acquire, such Common Units by paying to the Redeeming Member the EFC Shares Amount, whereupon EFC shall acquire the Common Units tendered for redemption by the Redeeming Member and EFC shall be treated for all purposes of this Agreement as the owner of such Common Units. In the event EFC shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Company shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and EFC shall treat the transaction between EFC and the Redeeming Member as a sale of the Redeeming Member’s Common Units to EFC for federal income tax purposes. Each Redeeming Member agrees to execute such documents as EFC may reasonably require in connection with the issuance of shares of Common Stock upon exercise of the Redemption Right.
(c)Notwithstanding the provisions of Sections 11.1(a) and 11.1(b) hereof, a Member shall not be entitled to exercise the Redemption Right if (i) the delivery of shares of Common Stock to such Member on the Specified Redemption Date by EFC pursuant to Section 11.1(b) hereof (regardless of whether or not EFC would in fact exercise its rights under Section 11.1(b) hereof) would (A) be prohibited under the EFC Charter or (B) cause the acquisition of shares of Common Stock by such Member to be “integrated” with any other distribution of shares of Common Stock or Common Units for purposes of complying with the registration provisions of the Securities Act, or (ii) the exercise of the Redemption Right would be prohibited under Section 10.2(e) hereof.
(d)Each Redeeming Member covenants and agrees that all Common Units tendered for redemption pursuant to this Section 11.1 will be delivered to the Company or EFC free and clear of all liens, claims, and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Common Units, neither the Company nor EFC shall be under any obligation to acquire such Common Units pursuant to Section 11.1(a) or 11.1(b) hereof. Each Redeeming Member further agrees that, in the event any state or local property transfer tax is payable as a result of the Transfer of its Common Units to the Company or EFC, as applicable, such Redeeming Member shall assume and pay such transfer tax.

(e)Any Cash Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date; provided, that EFC may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for EFC to cause additional shares of Common Stock to be issued to provide financing to be used to make such payment of the Cash Amount and may also delay such Specified Redemption Date to the extent necessary to effect compliance with applicable requirements of the Law. Any EFC Shares Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date; provided, that the Company or EFC, as applicable, may elect to cause the Specified Redemption Date to be delayed to the extent necessary to effect compliance with applicable requirements of the Law. Notwithstanding the foregoing, each of the Company and EFC agree to use commercially reasonable efforts to cause the closing of the acquisition of redeemed Common Units hereunder to occur as quickly as reasonably possible.
(f)Notwithstanding any other provision of this Agreement, each of the Company and EFC are authorized to take any action that the Company and/or EFC, as applicable, determines to be necessary or appropriate to cause the Company and EFC, as applicable, to comply with any withholding requirements established under the Code or any other federal, state, local or foreign Law that apply upon a Redeeming Member’s exercise of the Redemption Right. A Redeeming Member claiming an exemption from withholding pursuant to Section 1446(f) of the Code must furnish the Company and EFC with a certificate in the form attached hereto as Exhibit C-1 or -2. If the Board determines that Common Units are “United States real property interests” within the meaning of Section 897(c) of the Code, a Redeeming Member claiming an exemption from withholding must furnish the Company and EFC with a FIRPTA Certificate in the form attached hereto as Exhibit C-3 or -4 (in lieu of the form of certificate attached hereto as Exhibit C-1 or -2) and any similar forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign Law or such other form as the Company or EFC may reasonably request. If the Company or EFC is required to withhold and pay over to any taxing authority any amount upon a Redeeming Member’s exercise of the Redemption Right and if the Redemption Amount (as hereinafter defined) equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Member shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units, and such Redeeming Member shall contribute the excess of the Withheld Amount over the Redemption Amount to the Company before the Company is required to pay over such excess to a taxing authority.
(g)Notwithstanding anything to the contrary in this Agreement, EMGH and/or any of its Affiliates who are Members shall have a Redemption Right effective upon the occurrence of an EMGH Redemption Right Event; provided, however, that in the case of a Redemption Right exercised pursuant to the provisions of this Section 11.1(g), the Specified Redemption Date shall mean the first business day of the month that is at least 30 calendar days after the receipt by the Company of a Notice of Redemption.
ARTICLE XII
RIGHTS AND PREFERENCES OF PREFERRED UNITS
12.1Designation and Number.
(a)A series of Preferred Units, designated the “6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), has been established. The number of authorized Series A Preferred Units shall be 8,600,000.
(b)A series of Preferred Units, designated the “6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”), has been established. The number of authorized Series B Preferred Units shall be 8,800,000.
(c)A series of Preferred Units, designated the “8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Units” (the “Series C Preferred Units”), has been established. The number of authorized Series C Preferred Units shall be 4,600,000.

(d)A series of Preferred Units, designated the “7.00% Series D Cumulative Perpetual Redeemable Preferred Units” (the “Series D Preferred Units”) has been established. The number of authorized Series D Preferred Units shall be 379,668.
(e)A series of Preferred Units, designated the “8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Units” (the “Series E Preferred Units”) has been established. The number of authorized Series E Preferred Units shall be 957,133.
12.2Maturity. None of the Preferred Units shall have any stated maturity or be subject to any sinking fund or mandatory redemption (except as set forth in Section 12.5(b) hereof).
12.3Rank. The Preferred Units will rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (a) senior to all classes or series of Common Units and LTIP Units of the Company and to all other classes or series of Units that the Company may issue with terms specifically providing that such Units rank junior to the Preferred Units with respect to rights to the payment of distributions and the distribution of assets upon the Company’s liquidation, dissolution or winding (together with the Common Units and the LTIP Units, the “Junior Units”); (b) on a parity with each other and all other classes or series of Units that the Company may issue with terms specifically providing that such Units rank on a parity with the Preferred Units with respect to rights to the payment of distributions and the distribution of assets upon the Company’s liquidation, dissolution or winding (the “Parity Units”); and (c) junior to all classes or series of Units that the Company may issue with terms specifically providing that such Units rank senior to the Preferred Units with respect to rights to the payment of distributions and the distribution of assets upon the Company’s liquidation, dissolution or winding up (the “Senior Units”). The term “Units” shall not include convertible or exchangeable debt securities of the Company.
12.4Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Units will be entitled to be paid out of the assets the Company has legally available for distribution to its Members, subject to the preferential rights of the holders of any Senior Units, a liquidation preference of $25.00 per unit (the “Base Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of Junior Units; and such holders of Preferred Units shall not be entitled to any further payment. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Units and the corresponding amounts payable on all Parity Units, the holders of the Preferred Units and all such Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Preferred Units will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Units will have no right or claim to any of the remaining assets of the Company. The consolidation, conversion or merger of the Company with or into any corporation, trust or entity or of any other entity with or into the Company, or the sale, lease, transfer or conveyance of all or substantially all of the property or business, individually or in a series of related transactions, of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.
12.5Redemption.
(a)The Preferred Units are not redeemable except as otherwise provided in this Section 12.5.
(b)In connection with any redemption by EFC of any shares of Series A Preferred Stock (as hereinafter defined), Series B Preferred Stock (as hereinafter defined), Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to Section 6 of the Certificate of Designations applicable to such series, the Company shall redeem, on the date of such redemption, an equal number of Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units, as applicable, held by EFC. As consideration for the redemption of such Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or Series E Preferred Units, the Company shall deliver to EFC an amount of cash equal to the amount of cash paid by EFC to the holder of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, in connection with the redemption thereof.
12.6Voting Rights. Holders of the Preferred Units will not have any voting rights.
12.7Conversion.
(a)The Preferred Units are not convertible or exchangeable for any other property or securities except as otherwise provided in this Section 12.7.
(b)In the event that a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock exercises its right to convert the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designations applicable to such series, then, concurrently therewith, an equivalent number of Series A Preferred Units, Series B Preferred Units, Series C Preferred Units or Series E Preferred Units, as applicable, held by EFC shall be automatically converted into a number of Common Units equal to the number of shares of Common Stock issued upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock; provided, however, that if a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock receives cash or other consideration in addition to or in lieu of Common Stock in connection with such conversion, then EFC, as the holder of the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units or Series E Preferred Units shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by EFC to such holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, as applicable. Any such conversion will be effective at the same time the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, as applicable, into Common Stock is effective.
(c)No fractional units will be issued in connection with the conversion of Preferred Units into Common Units. In lieu of fractional Common Units, EFC shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the Common Stock Price (as defined in the Certificate of Designations applicable to such series) used in determining the Common Stock Conversion Consideration (as hereinafter defined) under the respective Series A Certificate of Designations (as hereinafter defined), the Series B Certificate of Designations (as hereinafter defined), the Series C Certificate of Designations or the Series E Certificate of Designations (as hereinafter defined).
ARTICLE XIII
AMENDMENTS; MERGER
13.1Amendment of Agreement. The Board’s consent shall be required for any amendment to this Agreement. The Board, without the consent of the Members, may amend this Agreement in any respect; provided, that the following amendments shall require the consent of a Majority in Interest:
(a)any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Members in any material respect;
(b)any amendment that would adversely affect the rights of the Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;
(c)any amendment that would alter the Company’s allocations of Profit and Loss to the Members, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;

(d)any amendment that would impose on the Members any obligation to make additional Capital Contributions to the Company beyond what is currently required by Section 4.3(b) hereof; or
(e)any amendment to this Article XIII.
13.2Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article XIII, the Company shall amend the Certificate of Formation of the Company to reflect such change if such amendment is required or if the Board deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any Certificate of Formation or other instrument or similar document.
13.3Merger of Partnership. The Board, without the consent of the Members, may (i) merge or consolidate the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Company in a transaction pursuant to which the Members (other than holders of Preferred Units, EFC or any Subsidiary of EFC or EMGH and/or Affiliates of EMGH) receive the consideration set forth in Section 10.3(b)(ii) hereof or in a transaction that complies with Section 10.3(b)(iii) or Section 10.3(c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XIII; provided, that the consent of a Majority in Interest shall be required in the case of any other (a) merger or consolidation of the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (b) sale of all or substantially all of the assets of the Company.
ARTICLE XIV
CONSENTS, VOTING AND MEETINGS
14.1Voting. The Members’ right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Act, the Certificate of Formation or this Agreement vest in the Members the right to so vote or otherwise participate. Voting Members, voting together as a single class, shall have the exclusive right to vote, approve or consent to matters relating to the Company, except as otherwise specifically set forth in this Agreement.
14.2Method of Giving Consent. The Voting Members may vote, approve a matter or take any action by the vote of a Majority in Interest, unless specified otherwise in this Agreement. Any consent, vote or approval required by this Agreement (“Consent”) may be given by a written Consent given by the approving Member(s) or by the affirmative vote by the approving Member(s) at any meeting. A copy of the Consent shall be filed with the records of the Company.
14.3Meetings. Meetings of the Company shall be held at the principal place of business of the Company, or at any place stated in a notice of meeting. Meetings shall be held only when called by the Board.
14.4Record Dates. The Board may set in advance a date for determining the Members entitled to notice of and to vote at any meeting. All record dates shall not be more than sixty days prior to the date of the meeting to which such record date relates.
14.5Submissions to Members; Deemed Consent. The Company shall give all of the Members written notice of any proposal or other matter required by any provision of this Agreement or by Law to be submitted for the consideration and approval of the Members. Such written notice shall include any information required by the relevant provisions of this Agreement or by Law. A Member shall be deemed, for all purposes under this Agreement, to have Consented to or approved a particular matter submitted in writing for the approval by such Member if (a) the written notice requesting approval by such Member of such matter prominently discloses that such Member shall be deemed to Consent to or approve such matter if it fails to object to such matter within a reasonable period, but in any case not less than ten Business Days, after such Member’s receipt of written notice, and (b) such Member fails to object to such matter within such reasonable period.

ARTICLE XV
RECORDS AND ACCOUNTING; FISCAL AFFAIRS
15.1Records and Accounting.
(a)Proper and complete records and books of account of the business of the Company, including a list of the names, addresses and Units of all Members, shall be maintained at the Company’s principal place of business until six years following the termination of the Company.
(b)The books and records of the Company shall be maintained in accordance with generally accepted accounting principles.
15.2Reports to Members and Former Members. The Company shall prepare and mail (or otherwise make available), or cause its independent accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), an IRS Form K-1 (and any applicable equivalent state and local tax form) setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare such Member’s U.S. federal income tax returns in accordance with the Laws, rules and regulations then prevailing, (i) in draft form on or before March 15 of each year for the preceding year; provided that the Company shall provide each Member with any corrections to the draft within a commercially reasonable timeframe after identifying the need to correct such draft, and (ii) in final form thereafter, subject to commercially reasonable efforts to make such final form available by April 1.
15.3Member Information. Upon the reasonable request of the Company, each Member agrees to provide the Company with such non-confidential information concerning the Member and its business so that the Company can comply, or determine its compliance, with any Laws or regulations applicable to it (including, without limitation, the Investment Company Act). Notwithstanding anything in this Article XV to the contrary, a Member shall have access to books and records of the Company during normal business hours and the right to receive copies of Company documents at such Member’s expense only for a purpose reasonably related to the Member’s interest as a member of the Company.
ARTICLE XVI
REPRESENTATIONS AND WARRANTIES
16.1Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each of the Members that, as of the date hereof:
(a)the Company is a Delaware limited liability company, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation with all requisite limited liability company power and authority to carry on its business as currently conducted in all material respects. The Company is duly qualified to do business and in good standing as a foreign entity in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, in all material respects. True and complete copies of the Certificate of Formation and limited liability company agreement of the Company, each as amended to date, have heretofore been made available to the Members;
(b)the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary action;
(c)this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

(d)the Units have been duly authorized by the Company and, when delivered, will have been duly authorized, validly issued, fully paid and nonassessable. Following the Merger and the Contribution and except as set forth herein and in the Certificate of Formation, each Member will have acquired the Units free and clear of any preemptive rights, restrictions on Transfer, liens, encumbrances, claims or demands, other than liens or encumbrances created by such Member and any such restrictions under applicable federal and state securities Laws. The Common Units, LTIP Units and Preferred Units are the only classes or series of membership interests of the Company. As of immediately following the Merger and the Contribution, all of the outstanding membership interests of the Company are set forth on Schedule A. Except for this Agreement, there are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements, rights or forms of profit participation pursuant to which the Company is obligated to issue or sell any Units, other equity interests or other Units of the Company. Except for this Agreement, there are no contracts relating to the issuance, sale, repurchase, or Transfer of any Units by the Company;
(e)the execution, delivery, and performance by the Company of this Agreement, including the issue and sale of the Units, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which the Company is subject, (ii) violate any order, judgment, or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company is a party or any term or condition of its Certificate of Formation, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder;
(f)no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority (as hereinafter defined) or any other Person, is necessary, on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance by the Company of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which the Company is a party; and
(g)the Company is not, and upon consummation of the issuance and sale of the Units will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act.
16.2Representations and Warranties of each Member. Each Member (severally and not jointly, as to itself) hereby represents and warrants to, and agrees with, the Company and the other Members that, as of the date hereof:
(a)such Member has full power and authority to execute and deliver this Agreement and to perform such Member’s obligations hereunder, and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary action;
(b)this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;
(c)the execution, delivery, and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law, rule or regulation to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Member is a party or any term or condition of its certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy such Member’s obligations hereunder;
(d)no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Member to perform such Member’s obligations hereunder or to authorize the execution, delivery and performance by such Member of such Member’s obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy such Member’s obligations hereunder or under any agreement or other instrument to which such Member is a party;
(e)such Member is an “accredited investor” as that term is defined in the Securities Act and rules and regulations promulgated pursuant thereto;
(f)such Member is acquiring the Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Member acknowledges that the Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of such Member’s investment in the Units and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and
(g)such Member is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as such Member has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Company; such Member acknowledges that such Member is relying on such Member’s own investigation and analysis in entering into the transactions contemplated hereby and has consulted such Member’s own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and such Member has not relied on any due diligence investigation of any other Member or such Member’s advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Member or such Member’s advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Member or such Member’s advisors or their respective Affiliates.
ARTICLE XVII
GENERAL PROVISIONS
17.1Other Business. The Members and any person or entity affiliated with the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
17.2Notices. All notices, requests or approvals that any party hereto is required or desires to give to any Member or to the Company shall be in writing signed by or on behalf of the party giving the same and shall be deemed to be duly given if personally delivered, sent via facsimile or electronic mail and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(a)if given to the Company, to:
Ellington Financial Inc.
53 Forest Avenue
Old Greenwich, Connecticut 06870
Attn: Daniel Margolis
Fax: (203) 698-0306
Email: dmargolis@ellington.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
901 East Byrd Street
Suite 1500
Richmond, Virginia 23219
Attn: Daniel M. LeBey
Fax: (804) 479-8286
Email: dlebey@velaw.com
(b)if given to any Member, to the person and at the address (and, if applicable, fax number or electronic mail address) set forth under or opposite its name on Schedule A, or at such other address (and, if applicable, fax number or electronic mail address) as such Member may hereafter designate by written notice to the Company.
(c)All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or electronic mail, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one Business Day after deposit with a commercial overnight carrier, with written verification of receipt or (iv) five Business Days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 17.2.
17.3Governing Law; Jurisdiction; Waiver of Jury Trial; Severability.
(a)This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws, provisions or rules that would cause the application of Laws of any jurisdiction other than the State of Delaware. Each party to this Agreement hereby consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each party consents to the jurisdiction of the United States District Court for the District of Delaware) and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (whether such actions or proceedings are based in statute, tort, contract or otherwise), shall be litigated in such court. Each party hereto (i) consents to submit itself to the personal jurisdiction of such court for such actions or proceedings, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any such action or proceeding in any court other than such court. Each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the exclusive and irrevocable jurisdiction and venue of the aforesaid court and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with such actions or proceedings. A copy of any service of process served upon the parties hereto shall be mailed by registered mail to the respective party except that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by a party hereto refuses to accept service, each party hereto agrees that service upon the appropriate party by registered mail shall constitute sufficient service. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. Each party acknowledges that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably waives any right it may have to a trial by jury in respect of any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.3.
(b)If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable Law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable Law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable Law.
17.4Entire Agreement; Binding Effect. This Agreement sets forth the entire understanding of the parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Members.
17.5Successors, Assigns and Transferees. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; and by their signatures hereto, each party intends to and does hereby become bound. Any assignment of rights or obligations in violation of this Section 17.5 shall be null and void.
17.6Waiver. Failure or delay by any party hereto to enforce any covenant, duty, agreement, term, condition or right of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, agreement duty, term, condition or right. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
17.7Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
17.8No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Members and no other Persons shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary otherwise; provided that Indemnitees and Covered Persons are intended third-party beneficiaries of Article IX hereof.
17.9Waiver of Partition. Except as may otherwise be required by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.
17.10Limited Liability Company. The Members intend to form a limited liability company and do not intend to form a partnership under the Laws of the State of Delaware or any other Laws.

17.11Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument.
17.12Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amended and Restated Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC as of the date first set forth above.
COMMON MEMBERS:
ELLINGTON FINANCIAL INC.
By: /s/ Laurence E. Penn
Name:    Laurence E. Penn
Title:    Chief Executive Officer and President
EMG HOLDINGS, L.P.
By: /s/ Laurence E. Penn
Name:    Laurence E. Penn
Title:    Authorized Representative

    [Signature page for Amended and Restated Limited Liability Company Operating Agreement]

SCHEDULE A

Members
[On file with the Company]

Schedule A

EXHIBIT A

DEFINITIONS
For purposes of this Agreement, unless the context otherwise requires:
“Act” has the meaning set forth in Section 1.2 hereof.
“Additional Securities” means any: (1) shares of Preferred Stock, (2) shares of Common Stock and (3) (i) rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase or otherwise acquire shares of Common Stock or Preferred Stock, or (ii) indebtedness issued by EFC that provides any of the rights described in clause (3)(i) of this definition (any such securities referred to in clause (3)(i) or (ii) of this definition, “New Securities”).
“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Company, (ii) administrative costs and expenses of EFC, including, without limitation, any salaries or other payments to directors, trustees, officers or employees of EFC, and any accounting and legal expenses of EFC, which expenses, the Members hereby agree, are expenses of the Company and not of EFC, and (iii) to the extent not included in clause (i) or (ii) above, EFC Expenses (as hereinafter defined); provided, that Administrative Expenses shall not include any administrative costs and expenses incurred by EFC that are attributable to Assets (as hereinafter defined) or interests in a Subsidiary that are owned by EFC other than through its ownership interest in the Company.
“Affiliate” means, as to any specified Person, (i) any Person who is an “affiliate” as that term is defined in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as amended, (ii) any executive officer, director, trustee, manager, managing member or general partner of such Person and (iii) any legal entity for which such Person acts as an executive officer, director, trustee, manager, managing member or general partner.
“Agreed Value” means the fair market value of a Member’s non-cash Capital Contribution as of the date of contribution as agreed to by such Member and the Board. The names and addresses of the Members, number of Units issued to each Member, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Schedule A, as it may be amended or restated from time to time.
“Agreement” means this Amended and Restated Limited Liability Company Operating Agreement (including the schedules and exhibits attached hereto) as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.
“Asset” means any asset or other investment in which the Company, directly or indirectly, holds an ownership interest.
“Award Agreement” has the meaning set forth in Section 5.2(a) hereof.
“Base Liquidation Preference” has the meaning set forth in Section 12.4 hereof.
“Board” has the meaning set forth in Section 3.1(a) hereof.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
“Calculation Agent” means a third party independent financial institution of national standing with experience providing such services, which has been selected by the Board.

“Capital Account” has the meaning set forth in Section 4.4 hereof.
“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Asset or other asset contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.
“Cash Amount” means an amount of cash per Common Unit equal to the Value (as hereinafter defined) of the EFC Shares Amount on the Specified Redemption Date divided by the number of Common Units tendered for redemption.
“Certificate of Designations” means the Series A Certificate of Designations, the Series B Certificate of Designations, the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations, collectively.
“Certificate of Formation” has the meaning set forth in Section 1.2 hereof.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor U.S. federal income tax code.
“Common Member” means each Person identified on Schedule A as a holder of a Common Unit or any successor or assignee who becomes a substitute Common Member in accordance with the terms of this Agreement, and any Person admitted as an additional Common Member in accordance with the terms of this Agreement.
“Common Stock” means shares of EFC’s common stock, par value $0.001 per share.
“Common Stock Conversion Consideration” has the meaning set forth in the Series A Certificate of Designations, Series B Certificate of Designations, Series C Certificate of Designations or Series E Certificate of Designations, as applicable to such series.
“Common Unit” means a Unit which has been designated as a Common Unit of the Company.
“Company” means Ellington Financial Operating Partnership LLC, the Delaware limited liability company governed hereby.
“Company Loan” means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.
“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Company Minimum Gain is determined by first computing, for each nonrecourse liability of the Company, any gain the Company would realize if it disposed of the property subject to that liability for no consideration, other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member’s share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
“Company Record Date” means the record date established by the Board for the distribution of cash pursuant to Section 5.3 hereof, which record date shall be the same as the record date established by EFC for a distribution to its stockholders of some or all of its portion of such distribution.
“Consent” has the meaning set forth in Section 14.2 hereof.
“Contribution” has the meaning set forth in the Recitals.

“Conversion Factor” means a factor of 1.0, as adjusted as provided in this definition. The Conversion Factor will be adjusted in the event that EFC (i) declares or pays a dividend on outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of outstanding shares of Common Stock in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock or (iii) combines outstanding shares of Common Stock into a smaller number of shares of Common Stock. In each of such events, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on such record date and; provided, that in the event that an entity other than an Affiliate of EFC shall become the successor to EFC pursuant to any merger, consolidation or combination of EFC with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one share of Common Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. If, however, the Company receives a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for event. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Factor if the number of outstanding Common Units is otherwise adjusted in the same manner and at the same time as the adjustment to the number of outstanding shares of Common Stock.
“Covered Person” has the meaning set forth in Section 9.2(a) hereof.
“Distributable Amount” has the meaning set forth in Section 5.3(b) hereof.
“EFC” has the meaning set forth in the Recitals.
“EFC Board of Directors” means the Board of Directors of EFC.
“EFC Capital Account Balance Per Common Unit” means the Capital Account balance of EFC with respect to its Common Units divided by the number of Common Units held by EFC.
“EFC Charter” means the Certificate of Incorporation of EFC dated as of March 1, 2019, as amended, supplemented or restated from time to time.
“EFC Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of EFC and any Subsidiaries (other than Subsidiaries taxed as corporations for federal income tax purposes) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of EFC), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of EFC, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by EFC, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by EFC, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by EFC under federal, state or local Laws or regulations, including filings with the Securities and Exchange Commission, (v) costs and expenses associated with compliance by EFC with Laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission and any securities exchange, (vi) costs and expenses associated with any health, dental, vision, disability, life insurance, 401(k) plan, incentive plan, bonus plan or other plan providing for compensation or benefits for the trustees, directors, officers or employees of EFC or any of its Subsidiaries, (vii) costs and expenses incurred by EFC relating to any issuance or redemption of Membership Interests and (viii) all other operating, administrative, financing or other costs of EFC incurred pursuant to the

Management Agreement or incurred in the ordinary course of its business on behalf of itself or on behalf of or related to the Company.
“EFC Shares” means shares of Common Stock and shares of Preferred Stock.
“EFC Shares Amount” means the number of shares of Common Stock equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Member, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that, in the event EFC issues to all holders of shares of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the holders of shares of Common Stock to subscribe for or purchase or otherwise acquire additional shares of Common Stock, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the EFC Shares Amount shall also include such Rights issuable to a holder of the EFC Shares Amount on the record date fixed for purposes of determining the holders of shares of Common Stock entitled to Rights.
“EMGH” means EMG Holdings, L.P., a Delaware limited partnership and all references to EMGH shall include any EMGH Affiliates.
“EMGH Affiliate” has the meaning set forth in Section 10.2(f) hereof.
“EMGH Redemption Right Event” means either (i) the initial public announcement of a transaction that falls under Section 10.3(b) or 10.3(c) hereof or (ii) the effectiveness of a termination or non-renewal of the Management Agreement.
“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code of 1978, as amended, or similar provision of Law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person’s assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation Law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that, if such proceeding is commenced by another, such Person indicates such Person’s approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Event of Dissolution” has the meaning set forth in Section 7.1 hereof.
“Fiscal Year” has the meaning set forth in Section 1.10 hereof.
“Five-Year Treasury Rate” means, for any Series B Reset Period or Series C Reset Period commencing on or after the Series B First Reset Date or the Series C First Reset Date, as applicable, the rate determined by the Calculation Agent on the Series B Reset Distribution Determination Date or the Series C Reset Distribution Determination Date, as applicable, and equal to: (i) the average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion; or (ii) if no calculation is provided as described in clause (i), then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent, in its sole discretion, may determine the “business day” convention, the definition of “business day” and the

Series B Reset Distribution Determination Date or Series C Reset Distribution Determination Date, as applicable, to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the rate described in clause (i), in a manner that is consistent with industry-accepted practices for such substitute or successor rate.
“Governmental Authority” means: (i) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) the United States and other federal, state, local, municipal, foreign or other government or (iii) any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Incentive Plans” means, collectively, EFC’s 2007 Incentive Plan for Entities, EFC’s 2007 Incentive Plan for Individuals and EFC’s 2017 Equity Incentive Plan and any successor plans thereto, each as may be amended from time to time.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) a member of the Board, (B) an officer of the Company, (C) a director, officer or employee of EFC or any Subsidiary thereof, (D) the Partnership Representative, (E) a Member or (F) the Manager or its Affiliates performing services for the Company and (ii) such other Persons (including Affiliates of EFC or the Company) as the Board may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Independent Directors” means a director of EFC who meets the independence requirements of the New York Stock Exchange as set forth from time to time. If at any time there are no Independent Directors, references herein to “Independent Directors” shall be deemed to refer to all directors of EFC.
“Investment Company Act” has the meaning set forth in Section 1.4(a) hereof.
“Junior Units” has the meaning set forth in Section 12.3 hereof.
“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Loss” has the meaning set forth in Section 5.1(h) hereof.
“LTIP Adjustment Event” has the meaning set forth in Section 5.2(a) hereof.
“LTIP Conversion Right” has the meaning set forth in Section 5.2(c) hereof.
“LTIP Unit” means a Unit that is designated as an LTIP Unit and granted pursuant to one or more of the Incentive Plans, which shall have the rights, preferences and other privileges designated in this Agreement (including in Section 5.2 hereof).
“LTIP Unitholder” means a Member that holds LTIP Units.
“Majority in Interest” means Members (including, for the avoidance of doubt, LTIP Unitholders) holding more than 50% of the Percentage Interests of the Members.
“Management Agreement” means the Seventh Amended and Restated Management Agreement, dated as of March 13, 2018, by and between the Manager, EFC and the Company, as amended, supplemented or restated from time to time.

“Manager” means Ellington Financial Management LLC.
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
“Members” means the Common Members, the LTIP Unitholders, the Preferred Members and any new members admitted from time to time upon approval of the Board.
“Membership Interest” means a limited liability company interest of the Company held by a Member at any particular time representing a fractional part of the limited liability company interests of the Company of all Members, and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. Membership Interests may be expressed as a number of Common Units, Preferred Units or other Units.
“New Securities” has the meaning set forth in the definition of “Additional Securities.”
“Notice of Redemption” means the Notice of Redemption substantially in the form attached as Exhibit B hereto.
“Offer” has the meaning set forth in Section 10.3(b)(ii) hereof.
“Parity Units” has the meaning set forth in Section 12.3 hereof.
“Partnership Representative” has the meaning set forth in Section 6.2(b) hereof.
“Percentage Interest” of a Member means the percentage interest of such Member in the Common Units and LTIP Units, as determined by dividing the number of Common Units and LTIP Units held by such Member by the total Common Units and LTIP Units then outstanding. The Percentage Interests shall be as set forth on Schedule A. For purposes of determining the rights and relationships among the various classes and series of Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Company unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.
“Person” means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.
“Preferred Member” means each Person identified on Schedule A as a holder of a Preferred Unit or any successor or assignee who becomes a substitute Preferred Member in accordance with the terms of this Agreement, and any Person admitted as an additional Preferred Member in accordance with the terms of this Agreement.
“Preferred Stock” means shares of preferred stock, par value $0.001 per share, of EFC.
“Preferred Units” means the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units and any other Membership Interests designated as preferred units by the Board from time to time in accordance with Section 4.2 hereof.
“Profit” has the meaning set forth in Section 5.1(h) hereof.
“Redeeming Member” has the meaning set forth in Section 11.1(a) hereof.
“Redemption Amount” means either the Cash Amount or the EFC Shares Amount.
“Redemption Right” has the meaning set forth in Section 11.1(a) hereof.

“Regulations” means the Treasury regulations promulgated under the Code.
“REIT Entity” means any entity in which the Company owns an equity interest, directly or indirectly, and that has elected, or intends to elect, to be treated as a “real estate investment trust” under Sections 856 through 860 of the Code.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits.
“Rights” has the meaning set forth in the definition of “EFC Shares Amount.”
“Safe Harbor” has the meaning set forth in Section 6.3(b) hereof.
“Safe Harbor Election” has the meaning set forth in Section 6.3(b) hereof.
“Safe Harbor Interests” has the meaning set forth in Section 6.3(b) hereof.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Senior Units” has the meaning set forth in Section 12.3 hereof.
“Series A Certificate of Designations” means the Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, designating the terms, rights and preferences of the Series A Preferred Stock, dated October 21, 2019, as amended by the Certificate of Amendment of Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, dated January 20, 2022.
“Series A Distribution Determination Date” means the second London Business Day immediately preceding the first date of the applicable Series A Distribution Period.
“Series A Distribution Payment Date” has the meaning set forth in Section 5.8(a) hereof.
“Series A Distribution Period” means the period from, and including, the immediately preceding Series A Distribution Payment Date to, but excluding, the next succeeding Series A Distribution Payment Date.
“Series A Distribution Record Date” has the meaning set forth in Section 5.8(a) hereof.
“Series A Fixed Rate Period” has the meaning set forth in Section 5.8(a) hereof.
“Series A Floating Rate Period” has the meaning set forth in Section 5.8(a) hereof.
“Series A Original Issue Date” means October 22, 2019.
“Series A Preferred Stock” means the 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC.
“Series A Preferred Units” has the meaning set forth in Section 12.1(a) hereof.
“Series A Three-Month LIBOR Rate” has the meaning set forth in Section 5.8(b) hereof.
“Series B Certificate of Designations” means the Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, designating the terms, rights and preferences of the Series B Preferred

Stock, dated December 10, 2021, as amended by the Certificate of Amendment of Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, dated January 20, 2022.
“Series B Distribution Payment Date” has the meaning set forth in Section 5.9(a) hereof.
“Series B Distribution Period” means the period from, and including, the immediately preceding Series B Distribution Payment Date to, but excluding, the next succeeding Series B Distribution Payment Date.
“Series B Distribution Rate” has the meaning set forth in Section 5.9(a) hereof.
“Series B Distribution Record Date” has the meaning set forth in Section 5.9(a) hereof.
“Series B First Reset Date” has the meaning set forth in Section 5.9(a) hereof.
“Series B Original Issue Date” means December 13, 2021.
“Series B Preferred Stock” means the 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC.
“Series B Preferred Units” has the meaning set forth in Section 12.1(b) hereof.
“Series B Reset Date” means the Series B First Reset Date and each date falling on the fifth anniversary of the preceding Series B Reset Date, whether or not a Business Day.
“Series B Reset Distribution Determination Date” means, in respect of any Series B Reset Period, the day falling three Business Days prior to the beginning of such Series B Reset Period.
“Series B Reset Period” means the period from, and including, the Series B First Reset Date to, but excluding, the next following Series B Reset Date and thereafter each period from, and including, each Series B Reset Date to, but excluding, the next following Series B Reset Date.
“Series C Certificate of Designations” means the Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, designating the terms, rights and preferences of the Series C Preferred Stock, dated February 3, 2023.
“Series C Distribution Payment Date” has the meaning set forth in Section 5.10(a) hereof.
“Series C Distribution Period” means the period from, and including, the immediately preceding Series C Distribution Payment Date to, but excluding, the next succeeding Series C Distribution Payment Date.
“Series C Distribution Rate” has the meaning set forth in Section 5.10(a) hereof.
“Series C Distribution Record Date” has the meaning set forth in Section 5.10(a) hereof.
“Series C First Reset Date” has the meaning set forth in Section 5.10(a) hereof.
“Series C Original Issue Date” means February 6, 2023.
“Series C Preferred Stock” means the 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC.
“Series C Preferred Units” has the meaning set forth in Section 12.1(c) hereof.

“Series C Reset Date” means the Series C First Reset Date and each date falling on the fifth anniversary of the preceding Series C Reset Date, whether or not a Business Day.
“Series C Reset Distribution Determination Date” means, in respect of any Series C Reset Period, the day falling three Business Days prior to the beginning of such Series C Reset Period.
“Series C Reset Period” means the period from, and including, the Series C First Reset Date to, but excluding, the next following Series C Reset Date and thereafter each period from, and including, each Series C Reset Date to, but excluding, the next following Series C Reset Date.
“Series D Certificate of Designations” means the Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, designating the terms, rights and preferences of the Series D Preferred Stock, effective as December 14, 2023.
“Series D Distribution Payment Date” has the meaning set forth in Section 5.11(a) hereof.
“Series D Distribution Period” means the period from, and including, the immediately preceding Series D Distribution Payment Date to, but excluding, the next succeeding Series D Distribution Payment Date.
“Series D Preferred Stock” has the meaning set forth in the Recitals.
“Series D Preferred Units” has the meaning set forth in Section 12.1(d) hereof.
“Series E Certificate of Designations” means the Certificate of Designations of EFC filed with the Secretary of State of the State of Delaware, designating the terms, rights and preferences of the Series E Preferred Stock, effective as of December 14, 2023.
“Series E Distribution Determination Date” means the London Business Day immediately preceding the applicable Series E Distribution Period.
“Series E Distribution Payment Date” has the meaning set forth in Section 5.12(a) hereof.
“Series E Distribution Period” means the period from, and including, the immediately preceding Series E Distribution Payment Date to, but excluding, the next succeeding Series E Distribution Payment Date.
“Series E Fixed Rate Period” has the meaning set forth in Section 5.12(a) hereof.
“Series E Floating Rate Period” has the meaning set forth in Section 5.12(a) hereof.
“Series E Preferred Stock” has the meaning set forth in the Recitals.
“Series E Preferred Units” has the meaning set forth in Section 12.1(e) hereof.
“Series E Three-Month LIBOR Rate” has the meaning set forth in Section 5.12(b) hereof.
“Set apart for payment” will be deemed to include (without limitation), without any action other than the following: the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board and a declaration of distribution by the Company, the allocation of funds to be so paid on any series or class of units of the Company; provided, however, that if any funds for any Junior Units or Parity Units are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the Company of a Notice of Redemption.
“Subsidiary” means with respect to any Person, (i) any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.
“Subsidiary Partnership” means any partnership or limited liability company in which EFC, the Company, or a wholly owned Subsidiary of EFC or the Company owns a partnership or limited liability company interest.
“Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 10.4 hereof.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”
“Survivor” has the meaning set forth in Section 10.3(c) hereof.
“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.
“Transaction” has the meaning set forth in Section 10.3(b) hereof.
“Transfer” means any sale, exchange, transfer (including any mortgage, hypothecation or pledge), assignment, distribution or other disposition, direct or indirect, whether voluntarily or by operation of Law or at judicial sale or otherwise.
“Unit” means a fractional, undivided share of the Membership Interests of all Members issued hereunder, and includes Common Units, LTIP Units, Preferred Units and any other class or series of Units that may be established after the date hereof in accordance with the terms hereof. The number of Units outstanding and the Percentage Interests represented by such Units are set forth on Schedule A hereto, as it may be amended or restated from time to time.
“Value” means, with respect to any security, the average of the daily market prices of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Board, or (iii) if the security is not listed or admitted to trading on the New York Stock Exchange or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Board, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the EFC Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights (including any Rights), then the value of such rights shall be determined by the EFC Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
“Voting Members” means the Common Members and the LTIP Unitholders.
“Withheld Amount” means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

EXHIBIT B

NOTICE OF REDEMPTION
In accordance with Section 11.1 of the Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Ellington Financial Operating Partnership LLC, the undersigned hereby irrevocably (i) presents for redemption ________ Common Units in Ellington Financial Operating Partnership LLC in accordance with the terms of the Agreement and the Redemption Right referred to in Section 11.1 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or EFC Shares Amount (as defined in the Agreement) as determined by the Company or EFC, as applicable, deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if shares of Common Stock (as defined in the Agreement) are to be delivered, such shares of Common Stock be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Company or EFC; (b) has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (c) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption.
Dated:________ __, _____
Name of Member:

(Signature of Member or Authorized Representative)

(Mailing Address)

(City) (State) (Zip Code)
Signature Guaranteed by:

If shares of Common Stock are to be issued, issue to:
Please insert social security or identifying number:
NAME:

B-1

EXHIBIT C-1
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE ENTITIES)

Section 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a partnership interest must withhold tax if any portion of the gain on the disposition of such interest would be treated under Section 864(c)(8) of the Code as effectively connected with the conduct of a trade or business within the United States. For U.S. federal income tax purposes (including Section 1446(f) of the Code), the owner of a disregarded entity (which has legal title to a partnership interest under local law) will be the transferor of the property and not the disregarded entity. To inform Ellington Financial Inc. (“EFC”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to the redemption by ____________ (“Member”) of its Common Units in the Company, the undersigned hereby certifies the following on behalf of Member:
1.Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.
2.Member is not a disregarded entity as defined in Treasury Regulation Section 1.1445 2(b)(2)(iii).
3.The U.S. employer identification number of Member is _____________.
4.The principal business address of Member is: ___________________________________, __________________________ and Member’s place of incorporation is _____________.
5.Member agrees to inform the Company and EFC if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.
6.Member understands that this certification may be disclosed to the Internal Revenue Service by the Company and/or EFC and that any false statement contained herein could be punished by fine, imprisonment, or both.
MEMBER:
By:
Name:
Title:
Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date:
Name:
Title:

EXHIBIT C-2
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE INDIVIDUALS)

Section 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a partnership interest must withhold tax if any portion of the gain on the disposition of such interest would be treated under Section 864(c)(8) of the Code as effectively connected with the conduct of a trade or business within the United States. For U.S. federal income tax purposes (including Section 1446(f) of the Code), the owner of a disregarded entity (which has legal title to a partnership interest under local law) will be the transferor of the property and not the disregarded entity. To inform Ellington Financial Inc. (“EFC”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to the redemption by ____________ (“Member”) of its Common Units in the Company, the undersigned hereby certifies the following on behalf of Member:
7.I am not a nonresident alien for purposes of U.S. income taxation.
8.My U.S. taxpayer identification number (social security number) is _____________.
9.My home address is: ____________________________________________________.
10.I agree to inform the Company and EFC promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.
11.I understand that this certification may be disclosed to the Internal Revenue Service by the Company and/or EFC and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:
Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.
Date:
Name:
Title:

EXHIBIT C-3

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE ENTITIES)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. Section 1446(f) of the Code provides that a transferee of a partnership interest must withhold tax if any portion of the gain on the disposition of such interest would be treated under Section 864(c)(8) of the Code as effectively connected with the conduct of a trade or business within the United States. To inform Ellington Financial Inc. (“EFC”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to the redemption by ____________ (“Member”) of its Common Units in the Company, the undersigned hereby certifies the following on behalf of Member:
1.Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.
2.Member is not a disregarded entity as defined in Treasury Regulation Section 1.1445 2(b)(2)(iii).
3.The U.S. employer identification number of Member is _____________.
4.The principal business address of Member is: ___________________________________, __________________________ and Member’s place of incorporation is _____________.
5.Member agrees to inform the Company and EFC if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.
6.Member understands that this certification may be disclosed to the Internal Revenue Service by the Company and/or EFC and that any false statement contained herein could be punished by fine, imprisonment, or both.
MEMBER:
By:
Name:
Title:
Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date:
Name:
Title:

EXHIBIT C-4

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE INDIVIDUALS)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. Section 1446(f) of the Code provides that a transferee of a partnership interest must withhold tax if any portion of the gain on the disposition of such interest would be treated under Section 864(c)(8) of the Code as effectively connected with the conduct of a trade or business within the United States. To inform Ellington Financial Inc. (“EFC”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to my redemption of my Common Units in the Company, I, ___________, hereby certify the following:
1.I am not a nonresident alien for purposes of U.S. income taxation.
2.My U.S. taxpayer identification number (social security number) is _____________.
3.My home address is: ____________________________________________________.
4.I agree to inform the Company and EFC promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.
5.I understand that this certification may be disclosed to the Internal Revenue Service by the Company and/or EFC and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:
Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.
Date:
Name:
Title:

EXHIBIT D
INITIAL BOARD OF MANAGERS
•Laurence Penn
•Mark Tecotzky
•Michael Vranos
    D-1

EXHIBIT E
INITIAL OFFICERS

NAME	TITLE
Laurence E. Penn	Chief Executive Officer and President
Michael W. Vranos	Co-Chief Investment Officer
Mark Tecotzky	Co-Chief Investment Officer
JR Herlihy	Chief Financial Officer
Christopher Smernoff	Chief Accounting Officer
Daniel Margolis	General Counsel
Alaael-Deen Shilleh	Associate General Counsel and Secretary
Vincent Ambrico	Controller

    E-1